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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ETHAN ALLEN INTERIORS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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ETHAN ALLEN INTERIORS INC.

October 2, 2017

Dear Fellow Stockholders:

You are cordially invited to attend the Ethan Allen Interiors Inc. 2017 Annual Meeting of Stockholders. This meeting will be held at 10:00 a.m. on Wednesday, November 15, 2017, at the Ethan Allen International Corporate Headquarters, 25 Lake Avenue Extension, Danbury, Connecticut 06811.

In preparation for the 2017 Annual Meeting of Stockholders, we have prepared a Notice of the 2017 Annual Meeting of Stockholders, Proxy Statement, and 2017 Annual Report to Stockholders, which provides detailed information relating to our activities and operating performance for the year ended June 30, 2017.

This year, we are once again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead will mail to our stockholders a Notice Regarding the Availability of Proxy Materials. This notice will contain instructions on how to access proxy materials and vote via the Internet. The Notice Regarding the Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. Electronic delivery will expedite the receipt of materials while lowering costs and reducing the environmental impact of our 2017 Annual Meeting of Stockholders by reducing printing and mailing costs.

You will find information about the matters to be voted on at the 2017 Annual Meeting of Stockholders in the formal Notice Regarding the Availability of Proxy Materials and the Proxy Statement.

You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Your vote is very important to us, and we hope you will be able to attend the 2017 Annual Meeting of Stockholders. To ensure your representation at the 2017 Annual Meeting of Stockholders, even if you anticipate attending in person, we urge you to vote by proxy. If you attend, you will, of course, be entitled to vote in person.

              Whether or not you plan to attend the 2017 Annual Meeting of Stockholders, we encourage you to vote your shares.

Sincerely,

M. Farooq Kathwari
 Chairman of the Board,
President and Chief Executive Officer

ETHAN ALLEN INTERIORS INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Wednesday, November 15, 2017
10:00 AM EST
Ethan Allen International Corporate Headquarters
25 Lake Avenue Extension
Danbury, Connecticut 06811-5286

To our Stockholders:

                The 2017 Annual Meeting of Stockholders of Ethan Allen Interiors Inc. will be held for the purpose of considering and acting upon the following matters:

Proposal 1.	to elect seven director nominees identified in the following proxy statement to serve until the 2018 Annual Meeting of Stockholders;
Proposal 2.	to approve by a non-binding advisory vote, Named Executive Officer compensation;
Proposal 3.	to approve, by a non-binding advisory vote, the frequency of future advisory votes to approve Named Executive Officer compensation;
Proposal 4.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year; and

                to transact such other business as may properly come before the meeting.

                In accordance with New York Stock Exchange ("NYSE") rules, your broker will not be able to vote your shares with respect to any non-routine matters if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the 2017 Annual Meeting of Stockholders is the ratification of the appointment of our independent registered public accounting firm for the current year (Proposal 4). All other matters to be voted upon are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

                The Board of Directors has fixed September 18, 2017 as the record date for determining stockholders entitled to notice of, and to vote at, the 2017 Annual Meeting of Stockholders. It is important that your shares be represented and voted at the 2017 Annual Meeting of Stockholders. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, or you may vote by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the Notice Regarding the Availability of Proxy Materials, the Proxy Statement or on the Internet. You can revoke a proxy at any time prior to its exercise at the 2017 Annual Meeting of Stockholders by following the instructions in the Proxy Statement.

                These proxy materials are first being made available on the Internet on or around October 2, 2017.

                Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 15, 2017. The Notice of the 2017 Annual Meeting of Stockholders, the proxy statement and the 2017 Annual Report to Stockholders are available at http://materials.proxyvote.com/297602

By Order of the Board of Directors,

Eric D. Koster
 Corporate Secretary
October 2, 2017

ETHAN ALLEN INTERIORS INC.
25 Lake Avenue Ext., Danbury, Connecticut 06811

PROXY STATEMENT
for Annual Meeting of Stockholders 2017

i

ii

PROXY STATEMENT

ABOUT THE ANNUAL MEETING

                This proxy statement (this "Proxy Statement") and the accompanying proxy or voting instruction card relate to the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of Ethan Allen Interiors Inc., a Delaware corporation ("Ethan Allen") to be held at the Ethan Allen Corporate Headquarters, 25 Lake Avenue Extension, Danbury, Connecticut 06811 at 10:00 a.m., Eastern Time, on Wednesday, November 15, 2017. The Board of Directors of the Company (the "Board of Directors" or the "Board") is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the Annual Meeting, whether or not such stockholder attends in person. A proxy authorizes a person other than a stockholder, called the "proxyholder," who will be present at the Annual Meeting, to cast the votes that the stockholder would be entitled to cast at the Annual Meeting if the stockholder were present in person. It is expected that this Proxy Statement and the accompanying proxy or voting instruction card will be first mailed or delivered to our stockholders beginning on or about October 2, 2017. When used in this Proxy Statement, "we," "us," "our," "Ethan Allen" or the "Company" refers to Ethan Allen and its subsidiaries collectively or, if the context so requires, Ethan Allen individually.

Q:
What is the purpose of Annual Meeting?

A:
We will hold the Annual Meeting to enable stockholders to vote on the following matters:

Proposal 1.	to elect seven director nominees identified in the following proxy statement to serve until the 2018 Annual Meeting of Stockholders;
Proposal 2.	to approve, by a non-binding advisory vote, Named Executive Officer compensation;
Proposal 3.	to approve, by a non-binding advisory vote, the frequency of future advisory votes to approve Named Executive Officer compensation;
Proposal 4.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year; and

    to transact such other business as may properly come before the Annual Meeting.

    Stockholders will be asked to vote for nominees for all director seats on the Board of Directors as of the Annual Meeting. The term of office for directors elected at the Annual Meeting will continue until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier removal, resignation or death. The Board of Directors' nominees for election are: M. Farooq Kathwari, James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom.

    As of the date of this Proxy Statement, we have not received notice of any other business that may be properly proposed at the Annual Meeting, but if any other business is properly proposed, the proxyholders named in the proxy or voting instruction card will have authority to vote as recommended by the Board of Directors.

Q:
What is a proxy?

A:
A proxy is a document by which you authorize someone else to vote for you at a stockholders meeting in the way that you want to vote. That document is called a "proxy" or, if your shares are held in street name and you give instructions to the record holder of your shares, is called a "voting instruction card." You also may choose to abstain from voting.

This Proxy Statement and the accompanying proxy or voting instruction card is furnished in connection with the solicitation by the Board of Directors, of proxies for use at the Annual Meeting to be held on Wednesday, November 15, 2017 at the Ethan Allen International Corporate Headquarters, 25 Lake Avenue Ext., Danbury, Connecticut 06811 at 10:00 A.M., Eastern Time, or any adjournment thereof. The Notice Regarding the Availability of Proxy Materials, this Proxy Statement and our 2017 annual report to Stockholders ("Annual Report") are first being made available to stockholders on or about October 2, 2017.

Q:
Who is entitled to vote?

A:
Only record holders of shares of our Common Stock, par value $.01 per share ("Common Stock"), at the close of business on the record date for the Annual Meeting are entitled to vote at the Annual Meeting. The Board of Directors has fixed the close of business on September 18, 2017 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 27,470,712 shares of Common Stock outstanding. The holders of Common Stock as of the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

Q:
How can I access the proxy materials on the Internet?

A:
In accordance with the rules of the U.S. Securities and Exchange Commission (the "SEC"), we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We instead sent stockholders a Notice Regarding the Availability of Proxy Materials (the "Notice") with instructions for accessing the proxy materials via the Internet and voting via the Internet or by telephone. The Notice was mailed on or about October 2, 2017. The Notice also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

The Notice provides you with instructions regarding how to:

•
view the proxy materials for the Annual Meeting on the Internet and execute a proxy; and

•
instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:
How do I vote?

A:
You can vote either in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting. You can vote by proxy in three ways:

•
By mail—If you are a stockholder of record, you can submit a proxy by completing, dating, signing and returning your proxy in the postage-paid envelope provided. You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your shares, and the brokerage firm, bank or other similar organization is required to vote your shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your voting instruction card in the postage-paid envelope provided by your brokerage firm, bank or other similar organization.

•
By telephone—If you are a stockholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the proxy, entering your control number located on the proxy or voting instruction card and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•
By Internet—If you are a stockholder of record, you can submit a proxy over the Internet by logging on to the website listed on the proxy, entering your control number located on the proxy or voting instruction card and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If your shares are held in your name (i.e., not in "street name" through a broker) and if you sign your proxy card, but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends.

Your vote is important. The Board urges you to submit a proxy for your shares as soon as possible by following the instructions provided on the enclosed proxy or voting instruction card you receive from your brokerage firm, bank or other similar organization. Internet and telephone submission of proxies is available 24 hours a day, and, if you use one of those methods, you do not need to return a proxy or voting instruction card. Unless you are planning to vote at the Annual Meeting in person, your proxy must be received by 11:59 p.m., Eastern Time, on Tuesday, November 14, 2017. Even if you submit your proxy or voting instructions by one of the methods listed above, you still may vote at the Annual Meeting in person if you are the record holder of your shares. If you are a beneficial owner, you must obtain a "legal proxy" from the record holder in order to vote your shares at the Annual Meeting. Your vote at the Annual Meeting will constitute a revocation of your earlier proxy or voting instructions.

Q:
How can I vote my shares of Common Stock that I own through the Ethan Allen 401(k) plan for employees?

A:
If you own Common Stock through the Ethan Allen 401(k) plan for employees, you can direct the trustee to vote the shares held in your account in accordance with your instructions by returning the voting instruction card for your account or by registering your instructions over the Internet or by telephone as directed on the voting instruction card for your account. If you wish to instruct the trustee on the voting of shares held in your account, you should submit those instructions no later than 11:59 p.m., Eastern Time, on Friday, November 10, 2017. The trustee will vote shares for which no voting instructions were received on or before that date as directed by the plan fiduciary.

Q:
Can I change my vote after I have voted?

A:
Prior to the Annual Meeting, a later vote by any means will cancel any earlier vote. For example, if you vote by telephone and later vote differently on the Internet, the Internet vote will count, and the telephone vote will be canceled. If you wish to change your vote by mail, you should contact our Corporate Secretary or proxy solicitor at the addresses set forth below and request a new proxy or voting instruction card. The last vote received before the Annual Meeting will be the one counted. You also may change your vote by voting in person at the Annual Meeting.

Corporate Secretary Eric D. Koster PO BOX 1966 Danbury, CT 06813 (203) 743-8508	Proxy Solicitor Georgeson LLC 1290 Avenue of the Americans, 9th Floor New York, NY 10104 (866) 277-0928
Q:
What does it mean if I get more than one proxy or voting instruction card?

A:
It means that your shares are registered in more than one way. Sign and return all proxy or voting instruction cards or vote each group of shares by mail, telephone or over the Internet to ensure that all your shares are voted.

Q:
Who are the proxyholders named by the Board for the Annual Meeting?

A:
Eric D. Koster and Corey Whitely were selected by the Board of Directors to serve as proxyholders for the Annual Meeting of stockholders voting on proxy or voting instruction cards. Each properly executed and returned proxy or voting instruction card will be voted by the proxyholders in accordance with the directions indicated thereon or, if no directions are indicated, in accordance with the recommendations of the Board of Directors. In voting by proxy with regard to the election of directors, stockholders may vote in favor of all nominees, vote in favor of one or more specific nominee(s), withhold their vote as to all nominees or withhold their vote as to one or more specific nominee(s). Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of a later vote by telephone, Internet, receipt by the Corporate Secretary or inspectors of election of either an instrument revoking the proxy or a duly executed proxy card bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

Q:
Will my shares be voted if I do not provide my proxy?

A:
If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy. If your shares are held in the name of a brokerage firm or other nominee, under rules of the New York Stock Exchange ("NYSE"), your broker may vote your shares on "routine" matters even if you do not provide a proxy. The only routine matter to be voted on at the Annual Meeting is the ratification of the appointment of our independent registered public accounting firm for 2018. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the Annual Meeting for purposes of establishing a quorum and will count as "FOR" votes or "AGAINST" votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes and will be voted in connection with the selection of KPMG LLP as our independent public accounting firm for the 2018 fiscal year, but will not count as a "FOR" vote for any other matter.

Q:
What is a broker non-vote?

A:
A "broker non-vote" means that a broker cannot exercise discretion to vote shares held by it in "street name" for the beneficial owner and has not received voting instructions from the beneficial owner and the matter to be voted on is not "routine" under the NYSE rules.

Q:
How many shares must be present to hold the Annual Meeting?

A:
In order for the Annual Meeting to be duly convened, one-third of the outstanding shares of Common Stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes and shares held of record by a brokerage firm, bank or similar organization, or its nominee, pursuant to a signed proxy or voting instruction card that are voted on any matter are included in determining the number of shares present. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the Annual Meeting for quorum purposes.

Q:
What vote is needed to elect directors?

A:
At the Annual Meeting, directors will be elected by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50 percent of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. Our bylaws provide that the Board of Directors shall not nominate for election as director any nominee who has not agreed to offer, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such offer to resign by the Board of Directors. If a nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the director in question) shall, within ninety (90) days after certification of the election results, decide whether to accept such incumbent director's offer to resign through a process overseen by the Corporate Governance/Nominations Committee (and excluding the director in question from all Board of Directors and committee deliberations). The Board of Directors in making its determination may consider any factor it deems relevant.

If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect in determining whether the required majority vote has been attained.

Q:
What vote is needed to approve the other Proposals?

A:
At the Annual Meeting, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote thereon is required to approve Proposal 2: the approval, by non-binding advisory vote, of executive compensation of the Company's Named Executive Officers (collectively, the "NEOs"); Proposal 3: the approval, by a non-binding advisory vote, of the frequency of the future advisory vote to approve NEO compensation, and; Proposal 4: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year.

If you do not instruct your broker how to vote with respect to Proposals 2 and 3, your broker may not vote with respect to these proposals. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions will be counted as present for the purposes of the vote on Proposals 2 and 3, and therefore will have the same effect as a vote against such proposals. Broker non-votes will not be counted as present and are not entitled to vote on Proposals 2 and 3. Abstentions and broker non-votes will be counted as present and entitled to vote for the purposes of the vote on Proposal 4, and therefore will have the same effect as a vote against the proposal.

Approval of the Proposals 2 and 3 regarding compensation of our NEOs and the frequency of future votes to approve NEO compensation are advisory and will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results of these proposals and take them into consideration when making future decisions regarding executive compensation.

Q:
How will the votes be tabulated?

A:
The inspectors of election appointed for the Annual Meeting will tabulate the votes cast, in person or by proxy, at the Annual Meeting and will determine whether a quorum is present.

Q:
How do I revoke a proxy?

A:
If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the Annual Meeting.

If your shares are held in street name, there are special procedures that you must follow to revoke a proxy submitted via the Internet or by telephone or by marking, signing and returning a vote instruction card.

•
Revoking your vote and submitting a new vote before the deadline of 11:59 p.m., Eastern Time, on November 14, 2017. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

•
Revoking your vote and submitting a new vote after the deadline of 11:59 p.m., Eastern Time, on November 14, 2017. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

•
Revoking your vote and submitting a new vote by ballot at the Annual Meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning a vote instruction card and wish to revoke it and vote at the Annual Meeting, you must contact your brokerage firm, bank or other similar organization and follow its requirements. We cannot assure you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

•
If you receive more than one proxy or voting instruction card on or about the same time, it generally means you hold shares registered in more than one account. In order to vote all of your shares, please sign and return each proxy or voting instruction card or, if you vote via the internet or telephone, vote once for each proxy or voting instruction card you receive.

Q:
Where can I find the results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and announce final results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Annual Meeting Admission

                Only stockholders and certain other permitted attendees may attend the Annual Meeting. Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of Ethan Allen stock ownership as of the record date, along with photo identification, will be required for admission. Stockholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization ("street name" holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

Householding

                To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as "householding," reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the Annual Report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Ethan Allen Interiors Inc., PO BOX 1966, Danbury CT 06813-1966, attention: Corporate Secretary, or call us at (203) 743-8000.

BOARD OF DIRECTORS

                Ethan Allen Interiors Inc. is a vertically integrated interior design and home furnishings company, serving consumers around the world. To effectively manage our enterprise requires a strong governance foundation, as well as leadership with an understanding of the diverse needs of our consumers and associates. The composition of the Board reflects an appropriate mix of skill sets, experience, and qualifications that are relevant to the business and governance of the Company. Each individual Director epitomizes the Company's Leadership Principles, possesses the highest ethics and integrity, and demonstrates commitment to representing the long-term interests of the Company's stockholders. Each Director also has individual experiences that provide practical wisdom and foster mature judgment in the boardroom. Collectively, the Directors bring business, international, government, technology, marketing, retail operations, and other experiences that are relevant to the Company's vertical operations. The Board of Directors has general oversight responsibility for the Company's affairs pursuant to the Company's Amended and Restated Articles of Incorporation and By-Laws, and the committee charters, corporate governance guidelines and other policies under which the Company operates. The Board is deeply involved in the Company's strategic planning process, leadership development, succession planning, and oversight of risk management. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company's stockholders and is committed to strong corporate governance, as reflected through its policies and practices.

BOARD OF DIRECTORS – EXPERIENCE AND SKILLS

Ethan Allen Board Nominees	CEO or Senior Executive Level Experience	Risk Management	International Experience	Operating Experience	Retail and Ecommerce Experience	Finance Experience	Real Estate Experience	Marketing and Brand Building Expertise

M. Farooq Kathwari	✓	✓	✓	✓	✓	✓	✓	✓

James B Carlson	✓	✓	✓			✓	✓

John J. Dooner, Jr.,	✓	✓	✓	✓		✓		✓

Domenick J. Esposito	✓	✓		✓		✓		✓

Mary Garrett	✓		✓	✓	✓			✓

James W. Schmotter	✓	✓	✓	✓		✓		✓

Tara I. Stacom	✓			✓		✓	✓	✓

BOARD INDEPENDENCE

                The Board of Directors has determined that nominees James B. Carlson, John J. Dooner, Jr., Domenick J. Esposito, Mary Garrett, James W. Schmotter and Tara I. Stacom (six nominees for the Board of Directors) are independent directors within the meaning of the listing standards of the NYSE. In order for a director to be considered "independent" by the Board of Directors, he or she must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, stockholder or officer of an organization) with us or any of our affiliates of any of our executive officers or any of our affiliates' executive officers. In evaluating the materiality of any such relationship, the Board of Directors takes into consideration whether disclosure of the relationship would be required by the disclosure rules under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If disclosure of the relationship is required, the Board of Directors must make a determination that the relationship is not material as a prerequisite to finding that the director is independent.

Snapshot of 2017 Independent Director Nominees

BOARD LEADERSHIP STRUCTURE

                The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board believes that, given the dynamic and competitive environment in which we operate, the optimal Board leadership structure may vary as circumstances warrant.

                At present, the Board of Directors has chosen to continue combining the two roles of Chairman and Chief Executive Officer. The Board believes that the best interests of the Company are served by Mr. Kathwari serving in both roles taking account of his unique long-standing tenure with, and investment in, the Company and also the Board's utilization of a strong Lead Independent Director. The Board of Directors believes that this governance structure provides the basis for clear, efficient executive authority in the Company, especially taking into account the Company's flat management structure, while balancing appropriate oversight by the Board of Directors.

Independent Lead Director

                Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, the Board shall select a Lead Independent Director from among the members of the Board who are determined by the Board to be independent. The selection of the Lead Independent Director occurs at the annual planning meeting of the Board of Directors. The Lead Independent Director has such clearly delineated duties and responsibilities as set forth in our Corporate Governance Guidelines. While the Board has chosen to continue combining the two roles of Chairman and Chief Executive Officer, it believes that a suitably empowered Lead independent director who is expressly authorized to exert de facto control of the Company by asserting independent leadership of the Board, further promotes the Board's independence from management. The Board formally designated John J. Dooner Jr., an independent, non-executive director, as its Lead Independent Director through the Annual Meeting. He organizes and chairs meetings of the independent directors and organizes, facilitates and communicates observations of the independent directors to the Chief Executive Officer, although each director is free to communicate directly with the Chief Executive Officer.

BOARD OF DIRECTORS ROLE IN RISK OVERSIGHT

                While risk management is primarily the responsibility of our management, the Board of Directors provides overall risk oversight focusing on the most significant risks. The Board of Directors oversees an enterprise-wide approach to risk management, designed to identify risk areas and provide oversight of the Company's risk management, to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of the Board's risk management is to understand the risks the Company faces and what steps management is taking to mitigate those risks. The Board of Directors participates in discussions with management concerning the Company's overall level of risk, the Company's business strategy and organizational objectives which are all integral components of its assessment of management's tolerance for risk.

                The Company has implemented a Company-wide enterprise risk management process to identify and assess the major risks and develop strategies for controlling, mitigating and monitoring risk. As part of this process, information is gathered throughout the Company to identify and prioritize these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

                The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Internal Audit group is responsible for monitoring the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our Chief Executive Officer and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

                The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

                Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

                During fiscal year 2017, there were four regularly scheduled meetings of the Board of Directors including the 2016 Annual Meeting of Stockholders. Independent directors also met four times in executive session without management present. The Lead Independent Director, currently John J. Dooner Jr., chaired the executive sessions.

                All directors are expected to attend all regularly scheduled and special Board of Directors meetings, independent director meetings and committee meetings, as appropriate. The Board of Directors realizes that scheduling conflicts may arise from time to time which prevent a director from attending a particular meeting. However, it is the Board's explicit policy that each director shall give priority to his or her obligations to the Company. All directors who then held office attended the 2016 Annual Meeting of Stockholders. In fiscal year 2017, there was 100% attendance by each director at each of the four regularly scheduled Board of Directors meetings, four regularly scheduled Audit Committee meetings, two regularly scheduled Compensation Committee meetings, and two regularly scheduled Nominations Committee meetings. As set forth in our Corporate Governance Guidelines, the Company's policy is to expect the resignation of any director who is absent from more than twenty-five percent of regularly scheduled Board meetings or committee meetings in a fiscal year.

                The Board of Directors has established three standing committees: the Audit Committee; the Compensation Committee; and the Nominations/Corporate Governance Committee. Committee memberships of each nominee and continuing or current director are set forth below:

Name	Audit Committee	Nominations Committee	Compensation Committee	Lead Independent Director

James B. Carlson	Member		Chairperson

John J. Dooner, Jr		Member	Member	✓

Domenick J. Esposito	Chairperson		Member

Mary Garrett	Member

James W. Schmotter	Member	Chairperson

Tara I. Stacom		Member

                Additionally, the Board of Directors determined that each of the members of the standing committees is (i) independent within the meaning of the listings standards of the NYSE, including (for the Audit Committee and the Compensation Committee members), the additional requirements applicable to members of the audit and compensation committees, as applicable, (ii) non-employee directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) and (iii) outside directors (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). See "Corporate Governance".

NOMINATIONS/CORPORATE GOVERNANCE COMMITTEE

                The duties of the Nominations/Corporate Governance Committee include, but are not limited to, the duty to: (i) develop qualification criteria for the members of the Board of Directors and nominate or recommend to the Board of Directors individuals to serve on the Board of Directors; (ii) review, annually, the qualifications of each member of the Board of Directors; (iii) review and monitor the Company's corporate governance policies and guidelines, including the Company's trading policy for its directors and executive officers; and (iv) make an annual assessment of the Board of Directors' performance and report to the Board of Directors. The Nominations/Corporate Governance Committee follows the procedure concerning nominations or consideration of director candidates recommended by stockholders set forth in the By-Laws. The By-Laws of the Company permit stockholders, as of the Record Date, to nominate director candidates at the Annual Meeting, subject to certain notification requirements. (See "Stockholder Proposals and Nomination of Directors" under "Other Matters" for information on how to submit a proposal or nominate a director.) Each member of the Committee is independent within the meaning of the listing standards of the NYSE. The Committee held two meetings and individual Committee members communicated, when necessary, by telephone or other means during fiscal year 2017.

                The Nominations/Corporate Governance Committee seeks candidates who demonstrate a willingness and ability to prepare for, attend and participate in all Board of Directors and committee meetings and whose experience and skill would complement the then existing mix of directors. While the Board has no specific policy on diversity, the Committee considers the diversity of a candidate's background and experience when evaluating a nominee, as well as the diversity of a candidate's perspectives, which may result from diversity in age, gender, ethnicity or national origin. The Committee gathers suggestions as to individuals who may be available to meet the Board of Directors' future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which a member of the Nominations/Corporate Governance Committee or the Board of Directors has had business dealings, and undertakes a preliminary review of the individuals suggested. Candidates recommended by stockholders will be considered in the same manner as other candidates. At such times as the Committee determines that a relatively near-term need exists and the Committee believes that an individual's qualities and skills would complement the then existing mix of directors, the Committee or its Chair will contact the individual. The Chair will, after such contact, discuss the individual with the Committee. Based on the Committee's evaluation of potential nominees and the Company's needs, the Committee determines whether to nominate the individual for election as a director. While the Nominations/Corporate Governance Committee has not, in the past, engaged any third-party firm or consultant to identify or evaluate nominees, in accordance with its charter, may do so in the future. The Nominations/Corporate Governance Committee unanimously recommended the nominees named in this Proxy Statement as the individuals with the experience, industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of all stockholders best qualified to execute our strategic plan and create value for all our stockholders.

PROPOSAL 1: ELECTION OF DIRECTORS

                At the Annual Meeting, each of the seven nominees described below will stand for election to serve as directors until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The seven nominees were nominated by the Board of Directors in accordance with recommendations by our Nominations/Corporate Governance Committee. Each nominee has consented to being named in this Proxy Statement as a nominee for election as a director and agreed to serve if elected. All of the seven nominees described below are currently members of the Board of Directors. The information set forth below includes, with respect to each nominee for election as director, his or her age, present principal occupation, specific expertise, qualifications and skills along with other business experience, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes or skills that led to his or her nomination as a director, in light of the Company's business.

                Each director is elected annually by a majority of the votes cast. This means that the number of votes cast "FOR" a director nominee's election must exceed 50 percent of the number of votes cast with respect to the election of that nominee in order for the nominee to be elected. It is the intention of the persons named as proxies in the accompanying proxies submitted by stockholders to vote for the seven nominees described below unless authority to vote for the nominees or any individual nominee is withheld by a stockholder in such stockholder's proxy. If for any reason any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies will have discretionary authority to vote for a substitute nominee(s). Alternatively, the Board of Directors may choose to reduce the size of the Board, as permitted by our Amended and Restated By-Laws (the "By-Laws"). It is not anticipated that any nominee will be unavailable or will decline to serve as a director.

The Board of Directors unanimously recommends that you vote FOR each of the seven nominees.

DIRECTOR NOMINEES FOR ELECTION

Farooq Kathwari HOME FURNISHINGS INDUSTRY LEADER

Mr. Kathwari is the Chairman, President and Principal Executive Officer of Ethan Allen Interiors Inc. He has been President of the Company since 1985 and Chairman and Principal Executive Officer since 1988. He received his B.A. degree from Kashmir University in English Literature and Political Science and an M.B.A. in International Marketing from New York University. He is also the recipient of three honorary doctorate degrees.

Director since 1985 Age: 73 Board Committees: • Chairman of the Board

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kathwari serves in numerous capacities at several nonprofit organizations including as an advisory member of the New York Stock Exchange; a director and former chairman of the National Retail Federation; Director Emeritus and former chairman and president of the American Home Furnishings Alliance; a member of the Board of Overseers of the International Rescue Committee; Chairman Emeritus of Refugees International and he served as a member of the President's Advisory Commission on Asian Americans and Pacific Islanders from 2010 to 2014. He is also a member of the Council on Foreign Relations; a member of the International Advisory Council of the United States Institute of Peace; a member of the advisory board of the Center for Strategic and International Studies; a director of the Institute for the Study of Diplomacy at Georgetown University and serves on the board of the Western Connecticut State University Foundation.

Among his recognitions, Mr. Kathwari has been inducted into the American Furniture Hall of Fame. He has been recognized as an Outstanding American by Choice by the U.S. government. He has received the Eleanor Roosevelt Val-Kill Medal; the National Human Relations Award from the American Jewish Committee; the National Retail Federation Gold Medal; the International First Freedom Award from the Council for America's First Freedom; Ernst & Young's Entrepreneur of the Year Award; the Anti-Defamation League's Humanitarian Award; City of Hope's International Home Furnishings Industry Spirit of Life® Award; and the Entrepreneurial Excellence Award from the National Association of Asian MBAs. He has also been recognized by Worth magazine as one of the 50 Best CEOs in the United States.

Mr. Kathwari has extensive experience and knowledge of the history of the Company and the furniture industry as well as extensive experience in growing and managing a business. Mr. Kathwari possesses insight into retailing, marketing, manufacturing, finance and strategic planning from experience with the Company as well as his broad experience with both for-profit and not-for-profit organizations which has given him perspectives from other industries valuable to his service to the Company.

James B. Carlson LEADER IN THE LEGAL AND FINANCIAL INDUSTRIES

Mr. Carlson serves as an Adjunct Professor at the New York University School of Law, teaching Securities and Capital Markets Regulation since 1996. From 2009 through 2011, he also taught Derivatives and Changing Regulation at the School of Law, and from 2010 through 2012, he taught Microfinance and Access to Finance for the Global Poor as an Adjunct Professor at the NYU Stern School of Business.

Director since 2013 Age: 62 Board Committees: • Compensation - Chair • Audit

Specific Qualifications, Attributes, Skills and Experience:

Mr. Carlson, who has been practicing law since 1981, currently is a member of the law firm Mayer Brown, LLP, where he has been a partner since 1998. From 1997 through 2004, he was the Partner-in-Charge of the firm's New York Office, and also served as the firm's Global Practice Leader from 2004 through 2008. Mr. Carlson brings extensive knowledge in corporate and financial strategies, and is a highly regarded member of both the legal and business communities.

John J. Dooner, Jr. LEADER IN MARKETING AND STRATEGIC COMMUNICATIONS

Mr. Dooner recently established The Dooner Group, a marketing communication consultancy, and serves as Chairman Emeritus of McCann Worldgroup ("McCann"), a company he formed in 1997 and of which he had been Chief Executive Officer from its founding until 2011.

Director since 2011 Age: 69 Board Committees: • Lead Independent Director • Nominations • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Under Mr. Dooner's leadership, McCann grew to be one of the world's largest marketing communications organizations, with operations in over 125 countries with a client roster that includes preeminent global marketers and many of the world's most famous brands. Prior to assuming that position, Mr. Dooner was Chief Executive Officer of McCann Erickson Worldwide, a post he assumed in 1992. Mr. Dooner also serves on several not-for-profit organizations; including Chairman of St. Thomas University based in Miami Florida, Past Chairman of Board of Trustees United Way Worldwide, and remains Trustee and Chairman Brand Platform United Way Worldwide based in Washington, DC. Mr. Dooner brings extensive advertising and branding expertise to the Company.

Domenick J. Esposito LEADER IN THE FINANCIAL SERVICES INDUSTRY

Mr. Esposito has been a practicing CPA since 1974, currently is the Chief Executive Officer of ESPOSITO CEO2CEO and a Board member at two privately held valuation services firms. From 2002 to 2016, Mr. Esposito was a senior partner and member of the Executive Board at CohnReznick LLP. From 2001 through 2002, he was Vice Chairman of BDO, and from 1979 through 2001 he served as a member of Grant Thornton, where he became partner in 1981, and the firm's Chief Executive Officer in 1999.

Director since 2015 Age: 70 Board Committees: • Audit - Chair • Compensation

Specific Qualifications, Attributes, Skills and Experience:

Prior to 1979, Mr. Esposito served as a member of Price Waterhouse. He has been a member of the NASDAQ Listing and Qualifications Committee and recently served on the NASDAQ Listing and Qualifications Panel. He formerly served as the leader of the New York State Society of CPA's Committee for Large and Medium Sized Firms Practice Management, and was also an Adjunct Professor at C.W. Post / Long Island University. Mr. Esposito's extensive public accounting background strengthens the oversight of our financial controls and reporting.

Mary Garrett LEADER IN TECHNOLOGY AND MARKETING

Ms. Garrett retired from IBM in December 2015 after a distinguished 34-year career with positions in marketing, sales and engineering. In her most recent position at IBM, as VP of Marketing and Communications for Sales and Distribution, she led the development and execution of unique marketing and communication strategies encompassing cloud computing, cognitive/data analytics and cybersecurity in 170 countries around the world.

Director since 2016 Age: 58 Board Committees: • Audit

Specific Qualifications, Attributes, Skills and Experience:

Previously, Ms. Garrett led global marketing for IBM Global Technology Services and also held P&L responsibility for the $6B enterprise segment for that business. She has earned a patent for her work in speech recognition as an engineer in IBM's research division. Ms. Garrett also serves on the Board at Hill-Rom Corporation (NYSE:HRC), a global medical technology company where she is also a member of the audit committee. Ms. Garrett is the Chairperson of the Board for the American Marketing Association and an active mentor in W.O.M.E.N. in America, a professional development group aimed at advancing promising professional women. Recently, she joined the strategic planning committee and the technology committee of the Western Connecticut Health Network. Ms. Garrett's significant technology and marketing experience is a valuable addition to our Board.

Dr. James W. Schmotter LEADER IN HIGHER EDUCATION ADMINISTRATION

Dr. Schmotter is President Emeritus of Western Connecticut State University from which he retired on June 30, 2015. He previously served as Western Michigan University's Dean of the Haworth College of Business, the Dean of the College of Business and Economics at Lehigh University in Pennsylvania, as well as Associate Dean and Director of International Studies at the Johnson Graduate School of Management at Cornell University.

Director since 2010 Age: 70 Board Committees: • Nominations - Chair • Audit

Specific Qualifications, Attributes, Skills and Experience:

Dr. Schmotter has served as a managing director of the Southwest Michigan Innovation Center, as chair of the board of directors of the United Way of Western Connecticut, as a corporator of the Savings Bank of Danbury, as a director of Fairfield County's Community Foundation and as a director of the Greater Danbury Chamber of Commerce and the Latino Scholarship Fund (Connecticut). He is currently a consultant with CBT University Consulting, as well as a member of the board of directors of the Dunes of Naples II Condominium Association and the Schools Outreach Committee of the Naples Council on World Affairs (Florida). A recipient of the Walter F. Brady, Jr. Award for the Advancement of Higher Education in Connecticut, he has since 2011 chaired accreditation review teams for three New England universities. Dr. Schmotter's strong leadership, educational and governmental background provides key insight and experience in strategic planning, international/global issues as well as communicating with younger customers which is valuable in his service to the Company.

Tara I. Stacom LEADER IN REAL ESTATE AND FINANCIAL INDUSTRIES

Ms. Stacom is an Executive Vice Chairman of Cushman & Wakefield, a worldwide commercial real estate firm with 43,000 employees. During her 35-year career, Ms. Stacom has been responsible for executing in excess of 40 million square feet and some of the largest and most complex leasing, sales, and corporate finance real estate transactions—including, most recently, acting as exclusive leasing agent for One World Trade Center.

Director since 2015 Age: 59 Board Committees: • Nominations

Specific Qualifications, Attributes, Skills and Experience:

Ms. Stacom has been serving on the Board of Trustees at Lehigh University since 2003 where she earned her Bachelor of Science degree in Finance. She is a founder of ire@l, a real estate minor in the business college at Lehigh University. In recognition of her commitment and many years of service to Lehigh University, as well as Greenwich Academy, Ms. Stacom has received prestigious Alumni Awards from both organizations. Ms. Stacom serves as a Director of the Realty Foundation of New York, and is a Member of the Real Estate Board of New York serving on its Ethics Committee. Ms. Stacom is a "Director's Circle Member" of Girls, Inc. and a Board Member of Right to Dream. She is the recipient of Crain's New York Business 100 Most Influential Women in New York City Business, and is a Realty Foundation of New York honoree. She was awarded "Woman of the Year" of the New York Executives in Real Estate (WX), and Real Estate New York and Real Estate Forum's Women of Influence. She received Northwood University's Distinguished Women's Award in recognition of the enormous contribution she has made to communities, businesses, volunteer agencies, and public and private sector services worldwide. She has also been honored by the Visiting Nurse Service of New York and the New York Police Athletic League. Ms. Stacom was honored with the Real Estate Board of New York's highest achievement, the 2011 Most Ingenious Deal of the Year (First Place Henry Hart Rice Award) for the leasing of One World Trade Center. Ms. Stacom brings extensive knowledge of commercial real estate and finance to the Board.

CORPORATE GOVERNANCE

                The Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. The Board has adopted Corporate Governance Guidelines that support this belief and comply with the corporate governance requirements imposed by the SEC and the NYSE. At the 2016 Annual Meeting of Stockholders, stockholders approved the Company's proposals to implement a number of enhancements to our governance policies as follows:

              Enhanced by-laws.    Enhanced the advance notice by-law provisions which enable our stockholders to nominate directors or propose other matters for consideration at stockholder meetings.

              Proxy Access.    Updated the Company's by-laws to establish provisions that give our eligible stockholders the ability to include their director nominees in our proxy materials for our annual meetings of stockholders.

              Majority Voting in Uncontested Director Elections.    Implemented majority voting provision in uncontested director elections with a plurality voting provision for contested elections.

              Stockholder Removal of Directors.    Updated the Certificate of Incorporation to clarify that directors may be removed from office by a requisite stockholder vote with or without cause.

                Furthermore, Over the past several years, the Company has updated and clarified its corporate governance policies and procedures to conform to emerging trends and best practices. Some of our key policies and practices include the following:

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  Clawback Provisions.  It is the policy of the Company that, to the extent permitted by governing law, it will seek to recoup any incentive compensation (cash or equity) paid or payable by the Company to any executive officer of the Company where the payment is predicated upon the achievement of specified financial results that are the subject of a subsequent financial restatement required to correct one or more errors that are material to those financial statements to the extent such executive officer's misconduct contributed to such financial restatement of the Company's financial statements. The Compensation Committee also may, if permitted by law, make retroactive adjustments to any cash- or equity-based incentive compensation paid to any other executive officers where a payment is predicated upon the achievement of specified financial results that are the subject of a subsequent financial restatement required to correct one or more errors that are material to those financial statements. The Board shall regularly review best practices in governance and executive compensation, and when necessary, shall revise the Company's practices and plans to effect to this.

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  Stock Ownership Requirements.  It is the Company's intention that its directors and executive officers acquire and hold Company stock. The value of the intended holdings is equal to a multiple of the base compensation (three times annual cash compensation for directors, five times salary for the Chief Executive Officer, and two times the annual salary for the other executive officers) to be accumulated over five years. The standards are reviewed and modified periodically or as necessary after a significant increase or decrease in share price.

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  Holding Requirement.  Our directors and executive officers are required to hold any Company stock acquired upon the exercise of stock options or restricted stock issued to them for one year following their exercise or vesting, as applicable, except to the extent necessary to pay income and other taxes assessed upon exercise of the options or vesting of that stock or to fund or pay for the exercise of options.

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  No Hedging / Pledging Policy.  Our directors and executive officers are prohibited from hedging and/or pledging the Company's stock.

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  Insider Trading Policies.  Directors and executive officers will comply in all respects with the Company's insider trading policies.

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  No Repricing or Buyouts.  The Company's Stock Incentive Plan prohibits repricing, extensions or cash buyouts for options.

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  Change in Control Agreements.  The Company has generally restricted, and intends to continue to restrict, any change in control agreements that do not contain a "double trigger" condition for severance payments or that contain excise tax gross-ups and the Company intends to restrict amendments to existing change in control agreements without conforming to these provisions.

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  Employment Agreements with Executives.  The Company will generally restrict entering into employment agreements with executive officers except for the employment agreement with the CEO (as defined below), stock option and other incentive award agreements and severance and protective covenant agreements. The Company does not have employment agreements with any of our NEOs, other than the 2015 Employment Agreement, effective as of July 1, 2015, between the Company and Mr. Kathwari (the "2015 Employment Agreement"), see "Compensation Committee Report", and the

    Company's Change of Control Severance Plan, see "Compensation Committee Report", which agreements and plan include "double trigger" conditions upon change in control and do not contain excise tax gross-ups.

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  Qualified Performance-Based Compensation.  The Company attempts, whenever possible, to preserve the federal income tax deductibility of compensation paid to executives, and to permit, but not require, the Compensation Committee to award compensation that meets the requirements for deductibility of "qualified performance-based compensation." However, the Compensation Committee reserves the right to authorize the payment of nondeductible compensation when appropriate.

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  Lead Independent Director.  The Company defined the role of the Lead Independent Director, a position which rotates annually. John J. Dooner Jr., an independent, non-executive director, currently serves as Lead Independent Director.

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  Director Attendance.  Directors are required to attend at least 75% of director and committee meetings. In 2017 there was 100% attendance by each director at all regular and special meetings of the Board of Directors and its committees.

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  Director Tenure.  The Board shall not nominate a director at any time after his 77th birthday (subject to waiver or extension), and mandates resignation of a director upon failure to meet the Company's requirements or failing to attend the requisite number of meetings of the Board of Directors and its committees.

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  Term Limits.  The service of a director will continue until: in the case of a director who is also an executive of the Company, his effective termination of employment and services to the Company, and in the case of any director, until either the end of his elected term, unless duly nominated and reelected as a director for a subsequent term, or upon the conclusion of the Nominations Committee that a director no longer satisfies the requirements and standards for service as a director. At the end of their term, a director will resign as a director.

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  Limitation on Service on Other Boards.  A director will not serve on a board of directors of more than three publicly traded companies (including the Company).

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  Limitation on Service to Competitors.  A director will not serve as a director, executive, employee or consultant to any company that is a competitor to the Company, taking account of companies that operate under the same NAICS codes as the Company or are specifically identified as competitors of the Company in the Company's public reports.

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  No Director Loans.  The Company prohibits personal loans or credit advances by the Company to directors except for ordinary travel and expense advances, advance director fee payments, and as required by director indemnification.

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  Published Corporate Governance Guidelines.  A copy of the Corporate Governance Guidelines as well as our Code of Ethics, Charters for our Audit Committee, Compensation Committee, and Nominations/Corporate Governance Committee ("Nominations Committee"), and Directors and Executive Officer Policies, and our Securities Trading and Conflict of interest policy can be found under "Corporate Governance Charters and Policies" on our website at www.ethanallen.com/governance.

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  Independent Board.  All members of our Board are independent directors, with exception of the Chairman of our Board who is also our Chief Executive Officer.

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  Independent Board Committees.  All members of our Audit Committee, Compensation Committee, and Nominations Committee are independent directors, and none of such members receives compensation from the Company other than for service on its Board of Directors or its committees.

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  Independent Executive Sessions.  The Board of Directors is required to have executive sessions where independent directors meet without the Chairman and management at the time of each Board of Directors meeting. In addition, periodically throughout the year, the full Board of Directors, including or excluding the Chairman, may meet without management participation.

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  Committee Authority to Retain Independent Advisors.  The Audit Committee, Compensation Committee and Nominations Committee each have the authority to retain independent advisors, with all fees and expenses to be paid by the Company.

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  Audit Committee Policies and Procedures.  Under its charter, the Audit Committee's prior approval is required for all audit services and permitted non-audit services (other than de minimis permitted non-audit services as defined and permitted by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm.

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  Audit Committee Financial Expert.  The Board of Directors has determined that all members of the Audit Committee are audit committee financial experts within the meaning of the SEC rules and are independent directors within the meaning of the listing standards of the NYSE.

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  No Stockholder Rights Plan (poison pill).  Our previous stockholder rights plan was allowed to expire May 31, 2012.

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  No Cumulative Voting.  We do not provide for cumulative voting of directors by our stockholders.

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  No Classified Board.  At the 2013 Annual Meeting of Stockholders, the Company amended its Amended and Restated Certificate of Incorporation to eliminate the classified structure of our Board of Directors. As such, the directors are elected annually for one-year terms.

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  Annual Advisory Vote on Executive Compensation.  Since 2011, our stockholders have cast an annual non-binding advisory vote on our executive compensation programs.

STOCKHOLDER OUTREACH & COMMUNICATION WITH DIRECTORS

                During the past year, the Board and management held two investor conferences to allow direct interaction and communication between the Company and its stockholders and the investment community. Stockholders or interested parties may communicate with the Chairman, the Lead Independent Director, the full Board of Directors, a full committee, individual committee members or individual directors by sending communications to the Office of the Secretary, Ethan Allen Interiors Inc., PO BOX 1966, Danbury, Connecticut 06813-1966 for forwarding to the appropriate director(s). Please specify to whom your correspondence should be directed and the nature of your interest in the Company. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

                The Secretary shall review any such correspondence and forward to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof or that the Secretary otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Typically, the Secretary would not forward to the Board communications of a personal nature or not related to the duties and responsibilities of the Board, including junk mail, mass mailings, advertisements, magazines, solicitations, job inquiries, opinion surveys or polls.

                Additional investor information is available at www.ethanallen.com/investors.

                Stockholders may also electronically submit their communications to the following e-mail address: ETHBoard@ethanallen.com.

COMMITTEE CHARTERS, BUSINESS CODE AND CORPORATE GOVERNANCE GUIDELINES

                The Company's Business Code, Corporate Governance Guidelines and the charters of its Audit Committee, Compensation Committee and Nominations Committee are available on the Company's website at www.ethanallen.com/governance. You may also request printed copies of the charter(s) by sending a written request to our Corporate Secretary at Ethan Allen Interiors Inc., PO BOX 1966, Danbury, CT 06813-1966.

                The Corporate Governance Guidelines cover, among other things, the duties and responsibilities of and independence standards applicable to our directors. The Corporate Governance Guidelines also cover the Board's role in overseeing executive compensation, compensation and expenses of non-management directors, communications between stockholders and directors, and Board committee structures and assignments.

                Our Business Code requires that each individual deal fairly, honestly and constructively with governmental and regulatory bodies, customers, suppliers and competitors. It prohibits any individual's taking unfair advantage through manipulation, concealment, abuse of privileged information or misrepresentation of material facts. It imposes an express duty to act in the best interests of the Company and to avoid influences, interests or relationships that could give rise to an actual or apparent conflict of interest. Further, it also prohibits directors, officers and employees from competing with us, using Company property or information, or such employee's position, for personal gain, and taking corporate opportunities for personal gain. Waivers of our Business Code must be explicit. Any waiver of the Business Code for directors or executive officers may only be made by the Nominations Committee, and any waivers or amendments will be publicly communicated, as appropriate, including by a posting on our website within four business days. We granted no waivers under our Code of Business Conduct and Ethics in fiscal 2017. Stockholders may request a copy of any of these documents by writing to: Ethan Allen Interiors Inc., PO Box 1966, Danbury, CT 06813-1966, Attention: Office of the Secretary.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires our executive officers, directors and owners of over 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and the NYSE and furnish us with a copy of each report filed. Based solely on our review of copies of such reports furnished to the Company and written representations that all reports were filed or that no reports were required, we are not aware of any instances of noncompliance with the Section 16(a) filing requirements by any executive officer, director or owner of over 10% of our Common Stock during fiscal year 2017.

DIRECTOR COMPENSATION

                For fiscal year 2017, each independent director received $60,000 per annum and an annual stock option award. The number of stock options awarded was determined by dividing the market price of the Company's stock at the grant date into $100,000. Additional fees are paid quarterly to the chairperson of each of the committees as follows: Audit Committee $4,000; Compensation Committee $2,000; and Nominations Committee $2,000. If a committee holds more than four meetings (either in person or telephonically) on days when the full Board does not meet, committee members will be paid an additional $1,000 for each additional meeting beginning with the fifth such meeting. Employee directors do not receive additional compensation for serving on the Board of Directors. Directors serving on committees for part of a year receive a pro-rata share of fees.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total

James B. Carlson (2)	$ 68,000	$ 27,076	$ 95,076

Clinton A. Clark (3)	28,707	$ 54,134	82,841

John J. Dooner, Jr. (4)	60,000	$ 27,076	87,076

Domenick J. Esposito (5)	70,000	$ 27,076	97,076

Mary Garrett (6)	60,000	$ 27,076	87,076

James W. Schmotter (7)	68,000	$ 27,076	95,076

Tara I. Stacom (8)	60,000	$ 27,076	87,076

  (1)
  The amounts shown for option and restricted stock awards represent the fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes these fair values are charged to expense over the vesting period of three years. The actual values realized if any, will not be known until the vesting date and could differ significantly. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2017 for assumptions in the valuation. The option award reflects a grant of 2,879 options for each director who was serving on the grant date.
  (2)
  Mr. Carlson was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Mr. Carlson held 10,019 options, of which 3,357 were vested.
  (3)
  Mr. Clark was awarded 2,879 stock options on July 29, 2016 with a fair value of $27,076, vesting in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Clark retired from the board immediately prior to the annual meeting on November 16, 2016. Upon his retirement the Board of Directors extended the vesting of 6,662 shares of unvested stock options for 90 days. The incremental fair value of this modification was $27,058.
  (4)
  Mr. Dooner was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Mr. Dooner held 18,950 options, of which 12,288 were vested.
  (5)
  Mr. Esposito was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Mr. Esposito held an aggregate of 6,360 stock options of which 1,160 were vested.
  (6)
  Ms. Garrett was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Ms. Garrett held an aggregate of 2,879 stock options of which none were vested.
  (7)
  Mr. Schmotter was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Mr. Schmotter held 18,950 stock options, of which 12,288 were vested.
  (8)
  Ms. Stacom was awarded 2,879 stock options on July 29, 2016 vesting in three equal annual installments commencing on the first anniversary of the date of grant. As of June 30, 2017, Ms. Stacom held an aggregate of 2,879 stock options of which none were vested.

Policies And Procedures With Respect To Transactions With Related Persons

                The Company recognizes that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. The Company's general policies with respect to such transactions are included in its Code of Business Conduct and Ethics ("Business Code"), the administration of which is overseen by the Nominations Committee. The Company defines "related party" transaction as any transaction or series of related transactions in excess of $120,000 in which the Company is a party and in which a "related person" had, has or will have direct or indirect material interest. Related persons include (i) any person who is, or at any time since the beginning of our last fiscal year, was, a director or executive officer of us or a nominee to become a director, (ii) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

                The Company collects information about potential related party transactions in its annual questionnaires completed by directors and officers as well as throughout the year at its quarterly disclosure control committee meetings, comprised of key management responsible for significant business units, departments or divisions. Potential related party transactions are first reviewed and assessed by our General Counsel to consider the materiality of the transactions and then reported to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction and upon its approval presents the facts to the members of the Board of Directors not associated with the potential related party transaction. A related party transaction is approved or ratified only if such members of the Board of Directors determine that it is not inconsistent with the best interests of the Company and its stockholders. The Audit Committee then oversees any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) and any other potential conflict of interest situations on an ongoing basis in accordance with Company policies and procedures.

Related Party Transactions

                The Board, acting through the Nominations and the Compensation Committees, believes that the following related person transactions are reasonable and fair to the Company.

                Robin van Puyenbroeck, the son-in-law of Mr. Kathwari, the Company's Chairman, President and Chief Executive Officer, is employed by the Company as Vice President, Business Development. Mr. van Puyenbroeck reports to the Senior Vice President, Business Development. During fiscal year 2017, the Company paid approximately $270,000 in aggregate compensation to Mr. van Puyenbroeck. The compensation was consistent with compensation paid to other employees holding similar positions and was composed of salary and annual bonus. The Compensation Committee and the Board expects periodically and at each fiscal year end to provide an ongoing review of Mr. van Puyenbroeck's employment with the Company, including in relation to his compensation.

                The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each member of the Board of Directors from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

Compensation Committee Interlocks and Insider Participation

                No member of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a director or member of the compensation or similar committee of another entity whose executive officer(s) serve as a member of the Board or the Compensation Committee.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth, as of September 18, 2017, except as otherwise noted, information with respect to beneficial ownership of Common Stock in respect of: (i) each director, director nominee and NEO (as defined above) of the Company; (ii) all directors and executive officers of the Company as a group; (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and/or 13(g) of the Exchange Act, each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock; and (iv) all of our executive officers and directors serving as of September 18, 2017, as a group. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. Unless otherwise noted below, the address for each listed director and NEO is Ethan Allen Interiors Inc., 25 Lake Avenue Ext., Danbury, CT 06811.

Name and Address of Beneficial Owner Directors and Executive Officers		Shares Beneficially Owned (1)	Common Stock Percentage Ownership (1)

M. Farooq Kathwari	(2)	2,801,780	10.1%
James B. Carlson	(3)	23,024	*
John J. Dooner, Jr.	(4)	26,971	*
Domenick J. Esposito	(5)	6,121	*
Mary Garrett	(6)	1,160	*
James W. Schmotter	(7)	18,571	*
Tara I. Stacom	(8)	4,260	*
Corey Whitely	(9)	16,435	*
Daniel Grow	(10)	10,450	*
Tracy Paccione	(11)	11,937	*
Clifford Thorn	(12)	9,283	*

All executive officers and directors as a group (11) persons		2,929,992	10.5%

BlackRock, Inc.	(13)	3,227,320	11.6%
Vanguard Group Inc.	(14)	2,376,673	8.6%
Royce & Associates, LLC	(15)	2,225,836	8.0%
FMR LLC	(16)	1,932,514	7.0%
Dimensional Fund Advisors LP	(17)	1,523,925	5.5%

*
Indicates beneficial ownership of less than 1% of shares of Common Stock
(1)
Information presented herein for each director and NEO reflects beneficial share ownership and includes stock-based compensation awards and outstanding options (the "Stock Options") granted under the Stock Option Plan which, as of September 21, 2016, are currently exercisable or will become exercisable within 60 days by such director or NEO, as applicable.
(2)
Includes (a) 2,084,169 shares owned directly by M. Farooq Kathwari , (b) 333,046 shares owned indirectly, (c) 8,565 shares held in the Ethan Allen Retirement Savings Plan, (d) 126,000 stock units as noted on page 26 under Employment Agreement and (e) options to purchase 250,000 shares of common stock.
(3)
Includes (a) 16,084 shares owned directly by James B. Carlson and (b) options to purchase 6,940 shares of common stock.
(4)
Includes (a) 11,100 shares owned directly by John J. Dooner, Jr. and (b) options to purchase 15,871 shares of common stock.
(5)
Includes (a) 2,840 shares owned directly by Domenick J. Esposito(b) options to purchase 3,281 shares of common stock.
(6)
Includes (a) 200 shares owned directly by Mary Garrett(b) options to purchase 960 shares of common stock.
(7)
Includes (a) 2,700 shares owned directly by James W. Schmotter and (b) options to purchase 15,871 shares of common stock.
(8)
Includes (a) 3,300 shares owned directly by Tara I. Stacom and (b) options to purchase 960 shares of common stock.
(9)
Includes (a) 10,874 shares owned directly by Corey Whitely, (b) 1,561 shares held in the Ethan Allen Retirement Savings Plan and (c) options to purchase 4,000 shares of common stock.
(10)
Includes (a) 1,000 shares owned directly by Daniel Grow, (b) 2,284 shares held in the Ethan Allen Retirement Savings Plan and (c) options to purchase 7,166 shares of common stock.
(11)
Includes (a) 668 shares owned directly by Tracy Paccione, (b) 103 shares held in the Ethan Allen Retirement Savings Plan and (c) options to purchase 11,166 shares of common stock.
(12)
Includes (a) 1,109 shares owned directly by Clifford Thorn, (b) 1,183 shares held in the Ethan Allen Retirement Savings Plan and (c) options to purchase 6,991 shares of common stock.
(13)
BlackRock, Inc. had sole voting power over 3,127,575 shares of Common Stock and sole dispositive power over 3,227,320 shares of Common Stock according to their Schedule 13G filed with the SEC on January 12, 2017. BlackRock's address is 55 East 52nd Street, New York, NY 10055.
(14)
The Vanguard Group ("Vanguard"), an investment advisor, had sole voting power over 49,422 shares of Common Stock, shared voting power over 5,703 shares of Common Stock, sole dispositive power over 2,322,921 shares of Common Stock and shared dispositive power over 53,752 shares of Common Stock according to their Schedule 13G filed with the SEC on February 9, 2017. Vanguard's address is 100 Vanguard Blvd., Malvern, PA 19355.
(15)
Royce & Associates, LLC ("Royce"), an investment advisor, had sole voting and dispositive power over 2,225,836 shares of Common Stock according to their Schedule 13G filed with the SEC on January 9, 2017. Royce's address is 745 Fifth Avenue, New York, NY 10151.
(16)
FMR, LLC had sole voting power over 460,465 shares of Common Stock and sole dispositive power over 1,932,514 shares of Common Stock, according to their Schedule 13G filed with the SEC on February 14, 2017. FMR, LLC's address is 245 Summer Street, Boston, MA 02210.
(17)
Dimensional Fund Advisors LP, an investment advisor, had sole voting power over 1,432,015 shares of Common Stock and sole dispositive power over 1,523,925 shares of Common Stock as per their Schedule 13G filed with the SEC on February 9, 2017. Dimensional Fund Advisors address is 6300 Bee Cave Road, Austin, Texas, 78746.

PROPOSAL 2: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

                Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance promotes alignment with the interests of the Company's stockholders.

                The Company seeks stockholder approval, on a non-binding basis, of the compensation of our Named Executive Officers, or "NEOs", as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "say-on-pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement.

                At the Company's 2016 Annual Meeting of Stockholders, our stockholders were asked to approve the Company's fiscal 2016 executive compensation programs. A substantial majority (95%) of the votes cast on the "say-on-pay" proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes that these results reaffirm our stockholders' support of the Company's approach to executive compensation.

                In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and Compensation Table sections. The Compensation Committee has made numerous enhancements in recent years to strengthen the link between pay and performance, further link compensation to our business and talent strategies and clearly detail the rationale for pay decisions.

                For the reasons outlined above, we believe that our executive compensation program is well designed, appropriately aligns executive pay with Company performance and incentivizes desirable behavior. Accordingly, we are asking our stockholders to endorse our executive compensation program by voting on the following resolution at the Annual Meeting:

    "RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative."

                This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year's annual compensation to the NEOs. Because your vote is advisory, it will not be binding upon the Board. However, the Board values shareowners' opinions and the Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions. Further, this advisory vote will serve as an additional tool to guide the Board and the Compensation Committee in continuing to improve the alignment of the Company's executive compensation programs with the interests of Ethan Allen and its stockholders, and is consistent with our commitment to high standards of corporate governance.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company's Named Executive Officers.

PROPOSAL 3: TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

                As required by Section 14A of the Securities Exchange Act, this proposal provides stockholders with the opportunity to vote on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. The previous advisory vote on the frequency of shareholder votes on named executive compensation was conducted in connection with the 2011 Annual Meeting of Stockholders. The Board recommended, our stockholders agreed, and the Board subsequently determined that we will hold an advisory vote on executive compensation annually.

                After carefully considering the benefits and potential consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board of Directors has determined that holding such advisory vote every "1 YEAR" continues to be the most appropriate policy for the Company at this time. In formulating this recommendation, the Board recognized that an annual advisory say-on-pay vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding say-on-pay vote to correspond with the most recent named executive officer compensation information presented in our proxy statement. While the Company's executive compensation programs are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually and the Board believes that an annual advisory vote on executive compensation is consistent with the Company's practice of seeking timely input and engaging in frequent dialogue with our stockholders on corporate governance matters (including our practice of having all directors elected annually and annually providing stockholders the opportunity to ratify the Audit Committee's selection of independent auditors) and our executive compensation philosophy, policies and practices. Stockholders should consider the value of having the opportunity every year to voice their opinion on the Company's executive compensation through an advisory vote, weighing that against the additional burden and expense to the Company and stockholders of preparing and responding to proposals annually, as well as the other means available to stockholders to provide input on executive compensation. We welcome stockholder input and anticipate that the value of an annual vote will likely outweigh the burden of preparing annual proposals.

                Stockholders may indicate whether they would prefer an advisory vote every one, two, or three years, or whether they wish to abstain. The option that receives the highest number of votes cast by our stockholders will be the frequency for the advisory vote on executive compensation that has been selected.

                Stockholders are not voting to approve or disapprove the Board's recommendation. Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote when making future decisions on the frequency of say-on-pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interest of our stockholders to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

The Board of Directors unanimously recommends that stockholders select 1 YEAR with respect to how frequently a non-binding stockholder vote to approve the compensation of our Named Executive Officers should occur in the future.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

                The purpose of this Compensation Discussion and Analysis is to provide material information about the Company's executive compensation objectives and policies for its NEOs and to put into perspective the tabular disclosures and related narratives. The non-binding advisory proposal regarding compensation of the NEOs submitted to stockholders at our 2016 Annual Meeting was approved by over 95% of the votes cast. The Compensation Committee believes this favorable outcome conveyed our stockholders' support of our executive compensation programs and the Compensation Committee's decisions. The Compensation Committee will continue to consider the outcome of the Company's say-on-pay votes when conducting its regular evaluations of the program and making future compensation decisions for the NEOs.

Executive Summary

                We continue to have strong alignment between our executive compensation and the interests of our stockholders. Fiscal 2017 was a year of action for the Company. Despite challenging socioeconomic conditions many major initiatives were accomplished during the year that position the Company in line with its long-term growth strategies, including the completion of the major transformation of our product programs, the launch of our Disney collaboration, securing a blanket purchase agreement under the Department of State World-Wide Packaged Home Program, entering into a collaboration with Amazon and expanding our digital mediums.

•
Consolidated net sales of $763.4 million
•
Operating income of $58.0 million, or 7.6% of sales
•
EPS of $1.29 per diluted share
•
Enhanced stockholder value during fiscal 2017:
o
paid $20.0 million in dividends
o
repurchased 357,400 shares for $10.2 million
o
invested $18.3 million in capital expenditures and acquisitions

Alignment Of Pay With Performance

                The Compensation Committee is focused on the alignment of the interests of the NEOs with those of our Company and stockholders and has taken the following steps to further promote this alignment:

  •
  In collaboration with the Chief Executive Officer and the Board of Directors, the Compensation Committee has established the executive compensation policies for the Company's NEOs with a greater emphasis on incentive-based compensation, including the linking of attainment of pre-established performance metrics to the amount of cash and equity incentive compensation earned by the NEOs.

  •
  In collaboration with the Chief Executive Officer and the Board of Directors, the Compensation Committee reviews and approves the performance-based incentive bonus payments for the Company's NEOs.

  •
  In collaboration with the Board of Directors, the Compensation Committee reviews and approves performance targets for purposes of incentive bonus payments for the NEOs and performance targets for purposes of performance-based equity awards for the NEOs.

Stock Incentive Plan

                As part of its ongoing review of the Company's compensation programs and consistent with its commitment to reflect best practices in corporate governance standards and compensation practices, the Company's Stock Incentive Plan was amended and restated following the approval of our stockholders at the 2015 Annual Meeting of Stockholders. The Compensation Committee and the Company improved, clarified and updated the Stock Incentive Plan as follows:

  •
  Clarify Performance Units.      The Stock Incentive Plan was clarified so as to expressly contemplate the issuance of performance restricted stock units.

  •
  Restrict Option Re-Pricing.      The Stock Incentive Plan was modified so as to expressly restrict re-pricing of outstanding stock options at lower than their exercise price, either directly or indirectly.

  •
  One-Year Service Vesting.      The Stock Incentive Plan was amended so as to generally require service vesting of at least one year from the grant date for stock options under the Stock Incentive Plan.

  •
  Performance Vesting.      The Stock Incentive Plan provides for performance vesting, and all awards issued to executives reflect performance vesting.

  •
  Recoupment and Clawback.      The Stock Incentive Plan was amended so as to expressly subject the awards under the Stock Incentive Plan to the Company policies in relation to recoupment or clawback of awards under the Stock Incentive Plan as required by law and Company policy.

  •
  "Double Trigger" Upon Change of Control.      While existing awards under the Stock Incentive Plan will continue to be subject under their existing agreements as to a vesting acceleration upon a "single trigger" (i.e., a Change of Control), new or replacement grants under the Stock Incentive Plan (including under the 2015 Employment Agreement) will be subject to a vesting acceleration upon a "double trigger" (i.e., a Change of Control followed by a termination).

Chief Executive Officer's Compensation

                The Compensation Committee in 2015 initiated, negotiated and, on October 1, 2015, effective July 1, 2015, entered into the 2015 Employment Agreement, of which its incentive compensation components were subsequently approved by stockholders at our 2015 Annual Meeting of Stockholders.

                In evaluating and finalizing the provisions of the 2015 Employment Agreement, the Compensation Committee determined that the best interests of the Company and its stockholders would be served by establishing a long-term employment and performance incentive relationship with the Chief Executive Officer. The Compensation Committee concluded that the compensation and incentive structure of the 2015 Employment Agreement should focus on Company performance measured against targets approved by the Compensation Committee and the Board of Directors, appreciating the evolving views of executive compensation and the views of leading stockholder advisory services.

                Base Compensation Under 2015 Employment Agreement. Pursuant to the 2015 Employment Agreement, Mr. Kathwari is entitled to base salary of $1,150,000 per annum, during the five-year term of the 2015 Employment Agreement commencing July 1, 2015, without increase or guaranteed adjustment.

                Non-Equity Incentive Compensation Under 2015 Employment Agreement. Pursuant to the 2015 Employment Agreement, annual non-equity incentive payments are based on annual goals set annually by the Company, the Compensation Committee and the Board of Directors based on target earnings results consistent with market practices and the practices after all of the companies in the Company's peer group. More specifically, the annual incentive compensation payments under the 2015 Employment Agreement provide for a target level of $750,000 (approximately 65% of base salary), based upon an Annual Adjusted Operating Earnings target, set annually by the Compensation Committee or the Board of Directors within 90 days of the beginning of each fiscal year. If the Compensation Committee or the Board of Directors fails to establish a target for a fiscal year, the target will be 5% improvement over the Annual Adjusted Operating Earnings for the preceding fiscal year. Annual Adjusted Operating Income consists of consolidated operating income as set forth in the Company's consolidated statement of comprehensive income, adjusted by (1) nonrecurring, extraordinary or unusual events, (2) annual bonuses, (3) share-based compensation expense and (4) the effects of business combinations. For fiscal 2017 nonrecurring, extraordinary or unusual events consisted of gains and losses on sale on real estate, and restructuring charges. Incentive compensation payments will be earned according to performance on a directional payout schedule as follows:

Directional Non-Equity Incentive Compensation Payout Schedule

(Linear/Scaled)

Achievement Level	Performance (as Percentage of Adjusted Operating Earnings Target)	Payout Amount

Threshold	80 - 85%	$375,000

Target	100%	$750,000

Maximum	120 - 130%	$1,700,000

                The Compensation Committee or Board of Directors has the right to make a discretionary incentive compensation payment in the case of extraordinary economic circumstances, including circumstances when such performance metrics were not satisfied. In the view of the Compensation Committee, this incentive bonus compensation structure in the 2015 Employment Agreement aligns the incentive compensation incentives of the Chief Executive Officer with the earnings objectives of the Company, as confirmed by the Compensation Committee and Board of Directors, and is consistent with companies within its peer group.

                Long-Term Stock Performance Unit Awards Under the 2015 Employment Agreement. Under the 2015 Employment Agreement, all future long-term incentive compensation would be delivered through performance-based restricted stock. After deliberating with its consultants, the Compensation Committee determined to utilize operating performance metrics because they focused on internal performance, not extrinsic factors that move stock and stock market prices, and because reviews of peer practices did not reflect a widespread focus on stock market returns to compensate their executives.

                The 2015 Employment Agreement provides as follows:

  •
  Annual awards of 65,000 performance-vested restricted stock units ("Performance Units") granted within 90 days of the beginning of the fiscal year (325,000 Performance Units in total over the five-year term of the Employment Agreement, which may increase to 406,250 of Performance Units, based upon performance as described below).

  •
  Performance vesting of the Performance Units by reference to performance goals set for each award (within 90 days of grant date) based on Adjusted Operating Earnings Per Share target for each of the upcoming two fiscal years and cumulatively for the upcoming three fiscal years, set annually by the Compensation Committee and the Board of Directors within 90 days of the beginning of each fiscal year. If either the two-year or cumulative three-year target is accomplished, then the percentage of Performance Units vested would be determined by reference to the higher performance accomplishment percentage. Goals for each annual grant are set by the Compensation Committee or the Board within 90 days of the beginning of each fiscal year. The Performance Units would be earned according to performance on a directional payout schedule as follows:

Directional Performance Unit Schedule

(Linear/Scaled)

Achievement Level	Performance (as Percentage of 2 or 3 Year Performance Equity Target)	Percentage of Performance Units Earned	Amount of Performance Units Earned (Per Annual Grant)

Threshold	80 - 85%	50%	32,500

Target	100%	100%	65,000

Maximum	115 - 120%	125%	81,250

              Total Compensation Level and Mix.    The portion of total compensation delivered in the form of base salary and benefits is intended to provide a competitive foundation and fixed rate of pay for the work being performed by each named executive officer and the associated level of responsibility and contributions to the Company. The compensation opportunity beyond those pay elements is at risk and must be earned through achievement of annual goals, which represent performance expectations of the Board and management and long-term value creation for stockholder. The Compensation Committee believes that the proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive's position and the ability of that position to influence overall Company performance. The more senior the level of the executive, the greater is the percentage of total pay opportunity that is variable. The Compensation Committee recognizes that the targeted total compensation opportunity level places our Chief Executive Officer below the median total compensation level of executives within the Company's peer group, but above the median level of a narrower peer group suggested by the stockholder advisory services. The Compensation Committee believes that this positioning is appropriate given that the median revenue of our peer group is higher than the Company's and the median revenue of the stockholder advisory services' peer group is lower than ours. Also, the Compensation Committee believes that the compensation incentives under the 2015 Employment Agreement are performance-based, so they provide and ensure strong Chief Executive Officer alignment with long-term stockholder interests.

CEO Compensation Components of the
2015 Employment Agreement
based on Target Values

                Overall, the Compensation Committee believes that the performance-based structure of the 2015 Employment Agreement provides a strong alignment with the long-term interests of our Company and its stockholders and a strong statement of confidence by the Chief Executive Officer in our Company's future performance. The Compensation Committee believes that the structure of the 2015 Employment Agreement (especially given the fact that all incentives are performance-based) does not create risks for the Company and is in the best long-term interest of the Company and its stockholders.

              Targets and Payouts Under Fiscal 2017 Non-Equity Incentive Compensation Arrangements and Long-Term Incentive Compensation Arrangements.    At the beginning of fiscal 2017, in connection with the 2015 Employment Agreement, the Compensation Committee reviewed with the Board of Directors and the Chief Executive Officer, and established targets, as provided in the 2015 Employment Agreement for fiscal 2017 incentive opportunities.

                An Adjusted Operating Earnings fiscal 2017 target for the annual incentive bonus was set at a target of 5% growth over the prior fiscal year Adjusted Operating Earnings.

                An Adjusted Operating Earnings Per Share target for the Performance Units equity award to be made in fiscal 2017 were set for fiscal years 2017, 2018, and 2019 at a target of 5%, 5% and 5%, respectively, growth over the prior year in Adjusted Operating Earnings Per Share. See the section "Long-Term Stock Performance Unit Awards Under the 2015 Employment Agreement" for threshold and maximum levels.

                For fiscal 2017, each of the Company's Adjusted Operating Earnings and Adjusted Operating Earnings Per Share did not meet the threshold performance levels. Accordingly, there was no Incentive Award earned by Mr. Kathwari for fiscal 2017 as set forth in the "Summary Compensation Table" in the "Executive Compensation" section. This compares to an Incentive Award of $1,700,000 in the prior fiscal year. The Compensation Committee recognized that the Company accomplished many initiatives in fiscal 2017 that positioned the Company for its long-term strategic objectives, as detailed above. The Compensation Committee has the discretion to award discretionary Incentive Awards and discussed this with Mr. Kathwari. However, as a matter of leadership of the Company, Mr. Kathwari felt he should not accept a discretionary award. Respecting that leadership by Mr. Kathwari, the Committee did not grant Mr. Kathwari a discretionary Incentive Award for fiscal 2017. In contrast, the Compensation Committee did determine to award discretionary Incentive Awards to other NEOs, as described below, taking into account the accomplishment of these initiatives and the individual executives.

                Actual amounts of long-term incentive awards granted in fiscal 2017 are disclosed in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table. The fiscal 2017 Performance Units granted to Mr. Kathwari under the 2015 Employment Agreement, which will not vest until the actual results for the second or third fiscal year period in the three-year performance cycle are known, were estimated to be earned at the target payout level for purposes of the "Summary Compensation Table" and at the maximum payout level for purposes of the "Outstanding Equity Awards at 2017 Fiscal year End" table in the "Executive Compensation" section.

              Peer Companies.    In connection with the 2015 Employment Agreement, the Compensation Committee discussed the appropriate peer companies for comparison with its executive compensation consultant, Sibson Consulting. The Compensation Committee, in conjunction with Sibson Consulting, established a peer group in considering the 2015 Employment Agreement which, in its judgment, best represented the unique nature of the Company's vertical business model which integrates manufacturing, merchandising and retailing, while eliminating some of the companies with substantially higher revenues.

                In developing the peer group, the population of U.S.-based, publicly-traded companies that were considered for evaluating the terms of the 2015 Employment Agreement included:

  •
  furniture manufacturers and/or home furnishing retailers;

  •
  competitors and peers identified as the Company's direct U.S. furniture competitors;

  •
  highly integrated companies in non-furniture industries (e.g. apparel, etc.);

  •
  companies with iconic consumer brand recognition (beyond the furniture and home furnishing industries); and

  •
  companies that might be considered competitors for Company executives and equivalent talent.

                In considering this peer group, the Compensation Committee reviewed the peer group used in connection with the 2011 Employment Agreement, as well as the peer group included in various industry indices and considered by stockholders advisory services, resulting in changes for the peer group considered for purposes of the 2015 Employment Agreement as compared to the peer group used for the 2011 Employment Agreement. In doing so, the Compensation Committee recognized the difficulty of establishing direct peer comparables for the Company and the Chief Executive Officer due to the differences between the Company and its peers (especially the Company's management and operation of a vertically integrated business) and between our Chief Executive Officer and other peer executives, in view of our Chief Executive Officer's unique, long-standing association with our Company and his active engagement at the center of our Company's executive leadership.

                In addition to industry, branding and supply chain considerations, the Compensation Committee filtered companies by revenues, number of employees and market capitalization. The Compensation Committee wanted a large enough group, consisting of 15-20 companies, to enable full comparisons to the Company. After this consideration, the Compensation Committee established a peer group for the 2015 Employment Agreement that reflects 17 companies, with 7 additions and 6 deletions to the peer group utilized in connection with the 2011 Employment Agreement, as follows (by revenue):

Company	GICS Sub-Industry	Revenue ($M)	Revenue Multiple	Market Cap ($M)

Bassett Furniture	Home Furnishings	$341	0.5	$267
Dixie Group Inc.	Home Furnishings	$407	0.5	$140
Flexsteel Industries	Home Furnishings	$439	0.6	$228
Kirkland's Inc.	Home Furnishing Retail	$461	0.6	$417
Tumi Holdings	Apparel, Accessories & Luxury Goods	$467	0.6	$1,520
Ethan Allen	Home Furnishings	$747	1.0	$792
Haverty Furniture	Home Furnishing Retail	$768	1.0	$576
Knoll Inc.	Office Services & Supplies	$1,050	1.4	$1,017
Select Comfort	Home Furnishing Retail	$1,157	1.6	$1,679
Kate Spade & Co	Apparel, Accessories & Luxury Goods	$1,265	1.7	$4,302
Kimball International	Office Services & Supplies	$1,285	1.7	$361
La-Z-Boy Inc.	Home Furnishings	$1,357	1.8	$1,298
Restoration Hardware	Home Furnishing Retail	$1,551	2.1	$3,389
Pier 1 Imports	Home Furnishing Retail	$1,772	2.4	$1,068
Herman Miller	Office Services & Supplies	$1,882	2.5	$1,868
HNI Corp	Office Services & Supplies	$2,223	3.0	$2,287
Steelcase Inc.	Office Services & Supplies	$2,989	4.0	$2,261
Tempur Sealy International	Home Furnishings	$2,990	4.0	$3,453

                In reviewing and finalizing the changes to the peer group for the 2015 Employment Agreement, the Compensation Committee noted the following:

  •
  In connections with the peer group for the 2015 Employment Agreement, peers are within a 0.5x-4x revenue size range. The median revenue of the peer group in connection with the 2015 Employment Agreement is $1.27 billion.

  •
  The peer group for the 2015 Employment Agreement was increased to 17 companies, from 16 companies in 2011. The larger peer group provided the Compensation Committee with greater confidence in its understanding of the broad range of pay practices in place at other companies.

  •
  Other companies with higher revenues are included are included in the peer group for the 2015 Employment Agreement since the Company competes for executives with such other companies that are in the home furnishings industry.

                We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to all of our NEOs, including our Chief Executive Officer, in order to attract and retain top executive talent. The peer group allows us to monitor the compensation practices of our primary competitors for executive talent. However, we do not rely on market information to target any specific pay percentile for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs. The Compensation Committee made no changes to the peer group for fiscal 2017.

Compensation For Named Executive Officers Other Than The Chief Executive Officer

                During fiscal 2017, the Compensation Committee, together with the Chief Executive Officer, reviewed the compensation program for the Company's key management personnel including the NEOs, other than the Chief Executive Officer. The Company's compensation approach for the NEOs is designed to encourage and reward performance that leads to strong financial results and creation of long-term stockholder value. Its balance of short-term and long-term compensation opportunities is intended to retain and motivate the highly talented business leaders we require to successfully execute the Company's business strategy and create value for the Company's stockholders. The following compensation principles guided the design of our compensation program for these NEOs during fiscal 2017, and continue to guide the program in fiscal 2018:

  •
  Reward Operational and Financial Efficiencies.  The Company believes in efficiency of overhead and operations and very careful expenditures of cash and its cash resources. It is intended that the Company's compensation approach for NEOs will emphasize the achievement of these efficiencies within the scope of authority and management of these NEOs.

  •
  Pay for Performance.  The Company believes that pay earned by its executives should reflect the performance achieved for our stockholders. Thus, we structured the compensation program for the NEOs to ensure that a meaningful portion of the compensation paid is linked to the performance of our business. The Company's compensation program emphasizes variable incentive award opportunities, which are payable only if specified financial, operational and individual goals are achieved. In practice, these goals are identified by the Chief Executive Officer and approved by the Compensation Committee.

  •
  Pay Conservatively.  When setting the compensation target payout opportunity levels with the Chief Executive Officer, the Compensation Committee and the Chief Executive Officer consider the range of opportunities available to similarly situated executives from various relevant market reference sources.

  •
  Emphasize Variable Pay Components.  The Company provides variable compensation elements (annual non-equity incentive compensation and long-term equity compensation) primarily to encourage and reward performance that leads to strong financial results and creation of long-term value for our stockholders.

  •
  Require Stock Ownership.  The Company expects its executives to own a meaningful amount of Company stock. Thus, within five years of appointment NEOs are expected to acquire and maintain ownership of certain minimum equity ownership level in Company stock. These minimum level ranges from two times annual base salary for our NEOs to five times annual base salary for the Chief Executive Officer. This is intended, in part, to align senior management of the Company with long-term stockholder interests and avoid short-term incentive risk. To further promote long-term alignment with our stockholders' interest, the Company will grant to our NEOs, equity with vesting periods of generally three to five years and a post-exercise hold period to avoid incentivizing short-term risk. The design of the NEOs' compensation approach will be consistent with the Company's risk aversion and the steady performance expected by the Company and our stockholders. Thus, we have structured our executive compensation program to ensure that it is not significantly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term stockholder value by promoting inappropriate or excessive risk-taking by our NEOs.

  •
  Maintain Flexibility to Address Extraordinary Circumstances.  The compensation program for the NEOs provides flexibility for the Chief Executive Officer and the Compensation Committee with authority to exercise discretion in determining compensation actions for the NEOs when necessary due to unusual, non-recurring, extraordinary or unexpected circumstances or developments, either in relation to the Company or the NEOs, including in relation to unusual, non-recurring or extraordinary items in the determination of adjusted operating income that in their discretion do not relate to the future income or values of the Company. Such actions are expected to take into account the current and long-term interests of our stockholders and the Company, notwithstanding the extent to which earlier specified goals are achieved.

  •
  Follow Executive Compensation and Pay Governance Best Practices.  The Compensation Committee will continually evaluate best practices in executive compensation and governance and consider modifications to our program that NEOs support the Company's business strategies, provide an appropriate balance of risk and reward for our NEOs, and align their compensation with the long-term interests of our stockholders.

  •
  Compensation Consultant.  The Compensation Committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. The Compensation Committee periodically has retained Sibson Consulting, a national compensation consulting firm, as its independent compensation advisor.

Compensation Committee Approval of Named Executive Officer Compensation for 2017

                For fiscal 2017, the Compensation Committee discussed with the Chief Executive Officer approaches to incentive compensation, annual cash bonuses, non-equity incentive compensation and long-term equity grants. We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to our NEOs in order to attract and retain top executive talent. However, we do not rely on market information to target any specific pay percentile for our executive officers. Instead, we use this information to provide a general overview of market practices and to ensure that we make informed decisions regarding our executive pay programs.

                As is the case with our Chief Executive Officer, in evaluating compensation packages for our NEOs, the Compensation Committee focuses on the total compensation opportunity for the executive. Executive compensation packages are structured such that a portion of total compensation delivered in the form of base salary and benefits is intended to provide a competitive foundation and fixed rate of pay for the work being performed by each named executive officer and the associated level of responsibility and contributions to the Company. The compensation opportunity beyond those pay elements is at risk and must be earned through achievement of annual goals, which represent performance expectations of the Board and management and long-term value creation for stockholders. The proportion of compensation designed to be delivered in base salary versus variable pay depends on the executive's position and the ability of that position to influence overall Company performance. The more senior the level of the executive, the greater is the percentage of total pay opportunity that is variable.

                The following are the components of the compensation for the NEOs other than the Chief Executive Officer, and the Company's overall approach to each compensation component for fiscal 2017:

  •
  Base Salary.  Base salary is expected to be within the industry standards for similarly responsible, situated and performing executives, depending on the area in which the executive operates and on varying levels of responsibility. The Compensation Committee considered the range of opportunities available to similarly situated executives from various relevant market reference sources and concurred with the Chief Executive Officer's views as to the adequacy of the base compensation for the NEOs for fiscal 2017.

  •
  Incentive Awards—Annual Cash Bonus and Annual Non-Equity Incentive Plan Compensation.  For fiscal year 2017, the Company maintained an Annual Cash Bonus Incentive Program under which the NEOs of the Company other than the Chief Executive Officer are eligible for an Incentive Award with a performance-based Non-Equity Incentive Plan Compensation component and a discretionary-based Bonus component. Our annual incentive program is designed to promote the achievement of annual corporate goals including key financial, operating and strategic goals that, in turn, drive value for stockholders.

    For purposes of the Annual Cash Bonus Incentive Program, overall performance of the Company is assessed based upon the achievement of the Company's financial, strategic and operational budget and objectives, including revenue and income earned by the Company, operating results of each individual division, expansion of market share, minimization of overhead, inventory management, cost savings, cash conservation, customer service improvement and the performance of the Company relative to peers and the market. The Compensation Committee, in conjunction with the Chief Executive Officer, establishes criteria for each NEO annually which is shared with the NEO and their performance is annually reviewed.

    The Company established for each NEO a target Incentive Award opportunity expressed as a percentage of the NEO's annual base salary rate at the beginning of fiscal 2017, and a maximum Incentive Award expressed as a percentage of that base salary. Target and maximum Incentive Awards are based upon the recommendation of the Chief Executive Officer and the approval of the Compensation Committee. For fiscal 2017, the target Incentive Award for each of the NEOs was set at 40% of their respective base salary and the maximum Incentive Award for each of the NEOs was set at 60% of their respective base salary, subject to revision of the target and the maximum Incentive Award by the Chief Executive Officer and the Compensation Committee during fiscal 2017.

    Incentive Awards, if any, are based both upon the performance of the NEO as determined by the Company in view of the circumstances and considerations and also upon the Company's achievement of the performance goal target for the relevant fiscal year, such that 70% of the target Incentive Award will be initially determined by reference to the Company's achievement of the performance goal target (the Non-Equity Incentive Plan Compensation component) and 30% of the Incentive Award will be discretionary (the Bonus component), based upon the Company's and the Compensation Committee's evaluation of the NEO's performance against its expectations and principles.

    The Performance Component payout will be linearly interpolated between 80% and 120% of the Performance Goal Target as follows:

Directional Non-Equity Incentive Compensation Payout Schedule

(Linear/Scaled)

	Performance	Payout

Adjusted Operating Income Achievement Level	(as Percentage of Annual Performance Goal Target)	(as Percentage of target Non-Equity Incentive Plan Compensation Component)

Threshold	80%	50%

Target	100%	100%

Maximum	120%	115%

            For fiscal 2017, the performance goal target established for the Non-Equity Incentive Plan Compensation component of the Incentive Award was the Company's accomplishment of adjusted operating income as reflected in its annual financial statements for fiscal 2017 reflecting a growth rate of 5% over the adjusted operating income for fiscal 2016.

            The discretionary Bonus component of the Incentive Award, if any, is intended to reward key employees based upon both the Company's overall performance and the individual's performance measured against a broad range of performance indicators.

            For purposes of the discretionary Bonus component, individual performance is assessed based upon the level of attainment of established responsibilities, goals and objectives for each NEO. Each NEO develops annual business objectives and budgets for their respective areas, which are approved by the Chief Executive Officer and are used for this assessment. Individual performance is also measured by how the executive's actions conform with and exemplify the Company's ten "Leadership Principles" as follows:

      Leadership Principles:    Good governance is good for profitability—and good for our talented and committed team. As a group we embrace ten key Leadership Principles, which define our commitment to excellence. Living by these principles is paramount. They are the compass that guides us to achieve our full potential, both as individuals within the company and as a major player in the industry.

      Leadership:    Provide leadership by example.

      Change:    Understand that change means opportunity and do not be afraid of it.

      Accessibility:    Be accessible and supportive, and recognize the contributions of others.

      Speed:    Maintain a competitive advantage by reacting quickly to new opportunities.

      Client Focus:    Our first responsibility is to our clients. Client service is our highest priority.

      Hard Work:    Establish a standard of hard work and practice it consistently.

      Excellence + Innovation:    Have a passion for excellence and innovation.

      Priorities:    Establish priorities by clearly differentiating between the big issues and the small ones.

      Confidence:    Have the confidence to empower others to do their best.

      Justice:    Always make decisions fairly. Justice builds confidence and trust, which in turn encourages motivation and teamwork.

            For each NEO, the NEO's impact upon initiatives of their division, department function or organization is considered, as well as their impact on the morale of these groups. Additionally, each executive, whether reporting directly to the Chief Executive Officer or not, completes a self-assessment that is also used as a basis by the Chief Executive Officer and the Compensation Committee for the determination of any Incentive Award. For executives reporting directly to the Chief Executive Officer, their performance is reviewed by the Chief Executive Officer together with the Executive Vice President, Administration, who is responsible for the Company's Human Resources functions. For the NEOs other than the Chief Executive Officer, their performance is also reviewed by the Chief Executive Officer with the Compensation Committee.

            Historically, the actual Incentive Awards have ranged from 20% to 40% of base salary for eligible executives. The Company retains the discretion to grant no Incentive Awards or to grant Incentive Awards that exceed the target, in each case as the situation warrants, such as unusual, non-recurring, extraordinary or unexpected circumstances or developments, either in relation to the Company or the NEO, including in relation to unusual, non-recurring or extraordinary items in the determination of adjusted operating income that in their discretion do not relate to the future income or values of the Company. As the Incentive Awards look at broad performance indicators, the Company believes that there is no single metric that would lend itself to the risk of manipulation of results by the NEOs to influence any Incentive Award outcome.

            For fiscal 2017, the Company's Adjusted Operating Earnings did not meet the threshold performance level of 80% of the performance target. Accordingly, for fiscal 2017, after its review and discussion, the Compensation Committee did not approve any payments under the performance-based Non-Equity Incentive Plan Compensation component of the Incentive Awards for the NEOs. The Compensation Committee reviewed and discussed multiple major initiatives that were accomplished during the fiscal year that positioned the Company for its long-term strategic objectives. The Compensation Committee also discussed the extraordinary increase in the Company's Adjusted Operating Earnings achieved in the prior fiscal year that was used as the base for the targeted increase this fiscal year. Based on these considerations and the Company's strong relative performance, the Compensation Committee approved payments under the discretionary Bonus component of the Incentive Awards totaling $250,000 to be distributed to the NEOs other than the Chief Executive Officer, in amounts recommended by the Chief Executive Officer as set forth in the "Summary Compensation Table". These discretionary bonuses were appropriate, in the view of the Compensation Committee, in light of the Company's many initiatives and the NEO's leadership with those initiatives that position the Company for its long-term strategic objectives.

            For fiscal year 2018, the Company will continue to maintain this Incentive Award compensation plan, with its performance-based component (Non-Equity Incentive Plan Compensation) and a discretionary-based component (Bonus), for the NEOs of the Company other than the Chief Executive Officer with the same approach as fiscal 2017.

  •
  Long-Term Equity Awards.  Historically the Compensation Committee has allocated a block of equity awards to be granted throughout the year based on similar criteria and process as the annual non-equity incentive awards, with special focus on retention and consistent long-term performance. The Compensation Committee approves the specific grants for the NEOs in the same manner as described above for the annual non-equity incentive awards. The Company believes that share ownership among its executives is important for alignment of executive interests.

    Stock Options - The NEOs and other executives are eligible to receive grants of stock options. The options have an exercise price of the closing price of our stock on the date of grant, vesting according to both the performance-based and time-based criteria, and a ten-year term. Any stock options not fully vested on the date the employee separates are subject to forfeiture. These grants are designed for retention of the executive and to align the executive's compensation with the long-term success of the Company. The Compensation Committee did not approve Company grants of stock options to NEOs in fiscal 2017.

    Performance Stock Units - The NEOs and other executives are eligible to receive grants of performance stock units. The performance stock units have both service vesting and performance vesting criteria by reference to performance goals set for each award based on the Adjusted Operating Earnings Per Share target for each of the upcoming two fiscal years and cumulatively for the upcoming three fiscal years and to the extent performance condition is satisfied, service conditions vest over a period of three years. These grants are designed to promote retention and to align executive compensation with the long-term success of the Company.

    The Compensation Committee approved Company grants of performance stock units to NEOs in fiscal 2017 employing the same methodology as used with the CEO. The grants were subject to a target performance metric of Adjusted Operating Income Per Share increase for fiscal year 2018 over fiscal 2017 and for each of the two immediately following fiscal years (for a total of three fiscal years) with 5% increase for fiscal 2018 and 5% increase for each of fiscal 2019 and 2020. The Performance Units would be earned according to performance on a directional payout schedule as follows:

Directional Performance Unit Schedule
(Linear/Scaled)

Adjusted Operating Income Per Share Achievement Level	Performance as Percentage of Cumulative PSU Annual Target for Applicable Two or Three Year Period	Percentage of Units Earned (Per Grant)

Threshold	80%	50%

Target	100%	100%

    If either the two-year or the cumulative three-year target is met, then the percentage of Performance Units vested would be determined by reference to the higher performance accomplishment percentage. Goals for each annual grant are set by the Compensation Committee or the Board within 90 days of the beginning of each fiscal year.

    Actual amounts of awards granted in fiscal 2017 are disclosed in the "Summary Compensation Table" and the "Grants of Plan-Based Awards" table. The fiscal 2017 Performance Units granted to our NEOs, which will not vest until the actual results for the second or third fiscal year period in the three-year performance cycle are known, were estimated to be earned at the maximum payout level for purposes of the "Summary Compensation Table" and the "Outstanding Equity Awards at 2017 Fiscal Year End" table in the "Executive Compensation" section.

  •
  Change of Control Severance Plan for Executives.  The change in control plan for NEO's, other than the CEO, was adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction might otherwise be motivated to act in their own interests rather than the interests of the stockholders. Thus, the change in control provisions are designed so that employees are neither harmed nor given a windfall in the event of a change in control.

    The Company's plans generally provide that a change in control may occur upon (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

    For any benefits to be earned, a change in control must occur and the executive's employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a "double trigger"). The plan does not provide tax gross-ups. Payments and benefits to the executive will be reduced to the extent necessary to result in the executive's retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. For additional information, see "Potential Payments Upon Termination or Change in Control". Benefits provided under the program include (i) a lump sum cash payment equal to one times the sum of the executive's base salary and the average of the prior three years' annual Incentive Bonus and (ii) a lump sum cash payment equal to the pro-rated portion of the executive's average of the prior three years' annual Incentive Bonus for the year of termination. The Change in Control Severance Plan includes non-solicitation, non-disparagement and confidentiality provisions and waivers of customary claims.

Executive Perquisites/Other Personal Benefits

                We offer a very limited amount of perquisites and other personal benefits to our named executive officers. The Compensation Committee believes that these perquisites are reasonable and consistent with prevailing market practice and the Company's overall compensation program. Perquisites are not a material part of our compensation program. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. In fiscal 2017, with the exception of Mr. Kathwari, the NEOs did not receive any perquisites. Mr. Kathwari received: (1) access to and use of Company cars (including driver, gas, registration, title, insurance and maintenance) and a club membership; (2) reimbursement of life insurance premiums up to $50,000; (3) a retirement contract (described below); (4) dividends and interest on a long-standing restricted stock book account established pursuant to his previous employment agreements; and (5) dividend equivalent payments on stock units awarded pursuant to a prior employment agreement. Mr. Kathwari's use of the Company car and club membership are as a convenience to the Company and are for business purposes. See footnote 7 to the "Summary Compensation Table".

Deductibility Cap on Executive Compensation

                Section 162(m) of the Internal Revenue Code (the "Code") limits deductibility of annual compensation in excess of $1 million paid to the Company's Principal Executive Officer and to each of its next three most highly compensated executive officers (other than the Principal Financial Officer) (for these purposes, the "Named Executives"). However, compensation is exempt from this limit if it qualifies as "performance-based compensation." As part of its role, the Compensation Committee considers the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments. In general, the Compensation Committee believes that it is in our best interest to receive maximum tax deductions for compensation paid to the Named Executives. In general, we intend to pay performance-based compensation, including equity compensation, in a manner that preserves our ability to deduct the amounts paid to executive officers, although to maintain flexibility in compensating Named Executives in a manner designed to promote varying corporate goals, the Compensation Committee may award compensation that is not fully deductible when it deems such award to be in the best interest of the Company.

                The 2015 Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as "performance-based compensation", thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation. If the Compensation Committee or Board of Directors makes a discretionary incentive compensation payment in the case of extraordinary economic circumstances under the 2015 Employment Agreement, such discretionary incentive compensation payment will not be tax-deductible under Section 162(m) of the Code.

Certain Conclusions as to Compensation

                The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans and practices described above, a meaningful portion of the Company's executive compensation is based on competitive pay practices, as well as corporate and individual performance. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee oversees our compensation program for our Named Executive Officers ("NEOs") on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report.

JAMES B. CARLSON, CHAIR
JOHN J. DOONER, JR.
DOMENICK J. ESPOSITO

EXECUTIVE COMPENSATION

                The following table sets forth information concerning the compensation for services rendered to us during the years indicated by our Principal Executive Officer, Principal Financial Officer and the three next most highly compensated executive officers (the "Named Executive Officers") serving during the year ended June 30, 2017.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock awards (2)	Option awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All other compensation (6)		Total

M. Farooq Kathwari,	2017	$1,150,050	$—	$1,944,800	$—	$—	$4,756	$53,854	(7)	$3,153,460
Chairman of the Board,	2016	1,150,050	—	1,557,400	—	1,700,000	—	53,880	(7)	4,461,330
President and Principal	2015	1,150,050	—	—	—	1,800,000	5,014	53,716	(7)	3,008,780
Executive Officer

Corey Whitely,	2017	$482,981	$100,000	$88,981	$—	$—		$2,115		$674,077
Executive Vice President,	2016	472,917	30,000	92,167	—	152,950		2,141		750,175
Administration, Principal	2015	426,923	150,000	—	114,191	—		1,977		693,091
Financial Officer

Daniel M. Grow	2017	$315,962	$55,000	$49,434	$—	$—		$2,115		$422,511
Senior Vice President,	2016	291,667	—	73,658	—	93,380		2,141		460,846
Business Development	2015	263,269	70,000	—	68,515	—		1,977		403,761

Tracy Paccione,	2017	$329,788	$55,000	$49,434	$—	$—		$2,115		$436,337
Vice President,	2016	322,917	—	73,658	—	104,650		2,141		503,366
Merchandising	2015	300,000	85,000	—	114,191	—		1,977		501,168

Clifford Thorn	2017	$275,000	$40,000	$24,717	$—	$—		$2,115		$341,832
Vice President,	2016	276,667	—	53,827	—	88,550		2,141		421,185
Uphostery Manufacturing

  (1)
  For Named Executive Officers other than Mr. Kathwari, amounts shown represent discretionary Annual Cash Bonus under the 2017 Incentive Award program described in the "Incentive Awards-Annual Cash Bonus and Annual Non-Equity Incentive Plan Compensation" section.
  (2)
  Stock awards represent aggregate fair values of performance stock units as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally two to three years for stock unit awards. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly from the amounts disclosed herein. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2017 for assumptions in the valuation. Assuming the maximum performance levels were probable on the grant date for the performance stock units, the grant date fair values for performance stock units awarded in fiscal 2017 for M. Farooq Kathwari would be $2,431,000. For the other NEOs, the amounts disclosed are the maximum values.
  (3)
  No option awards were granted in fiscal 2017. The amounts shown for option awards represent aggregate fair values as of each grant date, computed in accordance with Accounting Standards Codification Topic 718. For financial statement reporting purposes, these fair values are charged to expense over the vesting period, which is generally three to five years for option grants. The actual values that employees may realize if any, will not be known until the vesting date and could differ significantly from the amounts disclosed herein. See footnote 10 to the Company's Form 10-K for fiscal year ended June 30, 2017 for assumptions in the valuation.
  (4)
  Includes incentive compensation for fiscal years 2017, 2016 and 2015, respectively, determined in accordance with the bonus formula and achievement of goals as described in the "Compensation Discussion and Analysis" section for Mr. Kathwari. For each NEO other than Mr. Kathwari, includes Non-Equity Incentive Plan Compensation under the 2017 Incentive Award program described in the "Incentive Awards-Annual Cash Bonus and Annual Non-Equity Incentive Plan Compensation" section.
  (5)
  Includes the change in value of Mr. Kathwari's retirement contract. There was a decrease in the value of the contract of $14,654 for fiscal 2016, and this decrease is not included in the sum of total compensation for fiscal 2016.
  (6)
  Amounts shown represent contributions by the Company pursuant to the Ethan Allen Retirement Savings Plan for each Named Executive Officer other than Mr. Kathwari for fiscal years 2017, 2016 and 2015.
  (7)
  The following is a detailed table outlining the components of Mr. Kathwari's "All Other Compensation" for fiscal years ended June 30, 2017, 2016 and 2015. Amounts reflected represent actual amounts charged to the Company's operations during each fiscal year.

	2017	2016	2015

Life insurance premiums	$46,739	$46,739	$46,739

Ethan Allen Retirement Savings Plan	$2,115	$2,141	$1,977

Personal service of Company staff	$5,000	$5,000	$5,000

Total	$53,854	$53,880	$53,716

  In addition, there were other incremental costs incurred by the Company during fiscal 2017 for: (i) a Company car ($79,729); and (ii) a club membership ($6,543); and (iii) access to charter air services ($5,589 in fiscal 2017) all of which were used solely for business purposes. It is Mr. Kathwari's practice to reimburse the Company for any incremental costs relating to his personal use of the club membership. In connection with Mr. Kathwari's nonqualified deferred compensation plans he also received dividends on stock units and dividend equivalent payments and interest on a dividend book account which are not included in this table. (See also "Nonqualified Deferred Compensation" and "Executive Perquisites/Other Personal Benefits" below.)

Equity Incentives

              Stock Units and Restricted Stock.    We award stock units and restricted stock to align the interests of our NEOs with those of our stockholders and to provide competitive pay packages that serve to attract and retain qualified executives.

                In fiscal 2017, the Company awarded 9,030 stock units with performance-based and time-based criteria to NEOs, other than Mr. Kathwari, pursuant to the Stock Incentive Plan. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2017 for additional information about share-based compensation. The actual number of performance stock units granted to each NEO in the year ended June 30, 2017 is disclosed in the "Grants of Plan-Based Awards" table below. See also "Outstanding Equity Award at Fiscal Year-End" table and the footnotes thereto.

                The accounting cost of restricted stock and performance stock unit awards, for which the exercise price is zero, is calculated based on the closing price of a single share of Common Stock on the date of the award for awards with no performance or market conditions. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report on Form 10-K for the year ended June 30, 2017 for additional information about share-based compensation. The Company has registered the issuance of the previously granted shares. Dividends are not payable on previously granted shares of unvested restricted stock; however Mr. Kathwari receives dividend-equivalent payments.

2017 Grants of Plan Based Awards

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			Grant Date Fair Value of

Name	Grant Date	Threshhold ($)	Target ($)	Maximum ($)	Threshhold (#)	Target (#)	Maximum (#)	Stock and Option Awards

M. Farooq Kathwari	7/1/2016	$375,000	$750,000	$1,700,000

M. Farooq Kathwari	7/1/2016				32,500	65,000	81,250	$1,944,800

Corey Whitely,	7/1/2015	$70,000	$140,000	$210,000

Corey Whitely,	4/27/2017				1,890	3,780	3,780	$88,981

Daniel M. Grow	7/1/2015	$49,000	$98,000	$147,000

Daniel M. Grow	4/27/2017				1,050	2,100	2,100	$49,434

Tracy Paccione,	7/1/2015	$47,600	$95,200	$142,800

Tracy Paccione,	4/27/2017				1,050	2,100	2,100	$49,434

Clifford Thorn	7/1/2015	$38,500	$77,000	$115,500

Clifford Thorn	4/27/2017				525	1,050	1,050	$24,717

                The Non-Equity Incentive Plan award payable to Mr. Kathwari is the incentive compensation described in the 2015 Employment Agreement, which is described more fully in the "Compensation Discussion and Analysis" above. Mr. Kathwari is entitled to an incentive bonus based on the Company's adjusted operating income. The goals and objectives applicable to the Incentive Plan awards for NEOs other than Mr. Kathwari are described in detail under "Compensation Committee Approval of Named Executive Officer Compensation for 2017" in the "Compensation Discussion and Analysis".

                See "Compensation Discussion and Analysis" for an explanation of the base salary and bonus in proportion to total compensation payable to the NEOs, and "Outstanding Equity Awards at Fiscal Year-End" and the footnotes thereto for additional information regarding expiration dates and vesting schedules of equity grants listed above.

Outstanding Equity Awards at 2017 Fiscal Year-End

		Option Awards				Stock Awards

		Number of securities						Equity Incentive Plan
		underlying				Shares or Units of Stock That		Awards: Unearned Shares,
		unexercised options				Have Not Vested		Units or Other Rights That

								Have Not Vested

	Notes	(#) Exerciseable	(#) Unexerciseable	Option exercise price ($)	Option expiration date	Number (#)	Market value ($)	Number (#)	Market or Payout Value ($)

M. Farooq Kathwari	(1)	—	—	—	—	59,211	1,912,515	22,039	711,860

	(2)	—	—	—	—	—	—	32,500	1,049,750

	(3)	—	—	—	—	126,000	4,069,800	—	—

		150,000	—	34.03	10/10/2017	—	—	—	—

		90,000	—	24.62	7/1/2018	—	—	—	—

		40,000	—	15.93	11/11/2018	—	—	—	—

		120,000	—	13.61	10/1/2021	—	—	—	—

Corey Whitely	(4)	—	—	—	—	3,453	111,532	247	7,978

	(5)	—	—	—	—	—	—	1,890	61,047

	(6)	—	12,000	25.24	1/31/2024	—	—	—	—

	(7)	—	3,333	26.19	6/15/2025	—	—

Daniel M. Grow	(4)	—	—	—	—	2,427	78,392	173	5,588

	(5)	—	—	—	—	—	—	1,050	33,915

		1,500	—	11.74	11/12/2019	—	—	—	—

		1,500	—	19.07	7/26/2021	—	—	—	—

		1,000	—	20.63	7/31/2022	—	—	—	—

		1,500	—	28.67	2/8/2023	—	—	—	—

	(6)	—	5,000	25.24	1/31/2024	—	—	—	—

	(7)	—	2,000	26.19	6/15/2025	—	—

Tracy Paccione	(4)	—	—	—	—	2,427	78,392	173	5,588

	(5)	—	—	—	—	—	—	1,050	33,915

		500	—	25.71	6/20/2018	—	—	—	—

		500	—	17.60	11/5/2018	—	—	—	—

		2,500	—	11.74	11/12/2019	—	—	—	—

		3,000	—	19.07	7/26/2021	—	—	—	—

		3,000	—	20.63	7/31/2022	—	—	—	—

	(6)	—	5,000	25.24	1/31/2024	—	—	—	—

	(7)	—	3,333	26.19	6/15/2025	—	—

Clifford Thorn	(4)	—	—	—	—	1,774	57,300	126	4,070

	(5)	—	—	—	—	—	—	525	16,958

		700	—	25.71	6/20/2018	—	—	—	—

		625	—	11.74	11/12/2019	—	—	—	—

		2,500	—	19.07	7/26/2021	—	—	—	—

		1,500	—	20.63	7/31/2022	—	—	—	—

	(6)	—	5,000	25.24	1/31/2024	—	—	—	—

	(7)	—	1,333	26.19	6/15/2025	—	—	—	—

(1)
The vesting of performance stock units granted effective July 1, 2015 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two or three year growth rate objective when compared to the immediately prior fiscal years. The Shares or Units of Stock That Have Not Vested have met the two-year June 30, 2017 performance objective, and were awarded and transferred on July 26, 2017, after the determination of the shares awarded was finalized by the Board of Directors. The remaining portion are unearned units which may meet the three-year performance objective on June 30, 2018 and time vest on June 30, 2018. The number of shares included in unearned units that have not vested is based on the actual performance results for the truncated performance period and assumes payout at the next highest payout level, which is the maximum level. The market or payout value for all Stock Awards was calculated at the closing market price at June 30, 2017 of $32.30.
(2)
The vesting of performance stock units granted effective July 1, 2016 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two or three year growth rate objective when compared to the immediately prior fiscal years. Any stock units that have performance vested by June 30, 2018 will time vest on June 30, 2018. Any stock units which did not meet the two-year performance objective by June 30, 2018, may meet the three-year performance objective on June 30, 2019 and time vest on June 30, 2019. The number of Unearned Shares included for purposes of the Outstanding Equity Awards at 2017 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the next highest payout level, which is the threshold level, and the market or payout value was calculated at the closing market price at June 30, 2017 of $32.30.
(3)
The shares of stock units granted between 1997 and 2002 have vested and the deferral period will end upon Mr. Kathwari's termination of employment for any reason.
(4)
The vesting of performance stock units granted on April 19, 2016 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two or three year growth rate objective when compared to the immediately prior fiscal years. The Shares or Units of Stock That Have Not Vested have met the two-year June 30, 2017 performance objective, and were awarded and transferred on July 26, 2017, after the determination of the shares awarded was finalized by the Board of Directors. The Unearned Units represent the remaining portion of stock units granted on April 19, 2016 which did not meet the two-year performance objective by June 30, 2017, and may meet the three-year performance objective on June 30, 2018. All shares meeting the two or three-year performance objectives will time vest on April 19, 2019. The number of Unearned Shares included for purposes of the Outstanding Equity Awards at 2017 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the next highest threshold, which is the maximum level, and the market value was calculated at the closing market price at June 30, 2017 of $32.30.

(5)
The vesting of performance stock units granted on April 27, 2017 depends upon attainment of performance requirements where the Adjusted Operating Income cumulatively reflects either a two or three year growth rate objective when compared to the immediately prior fiscal years. Any stock units that have performance vested by June 30, 2019 will time vest on April 27, 2020. Any shares that have performance vested by June 30, 2020 will time vest on June 30, 2020. The number of shares included for purposes of the Outstanding Equity Awards at 2017 Fiscal Year-End table is based on the actual performance results for the truncated performance period and assumes payout at the threshold level, and the market or payout value was calculated at the closing market price at June 30, 2017 of $32.30.
(6)
The performance options granted on January 31, 2014 met the performance conditions on June 30, 2016, and will time vest ratably in two equal tranches over fiscal years ended June 30, 2018 and 2019.
(7)
One third of the performance options granted on June 15, 2015 attained the performance requirements where the Adjusted Operating Income cumulatively reflected either a two or three year growth rate objective when compared to the immediately prior fiscal years. These awards will time vest ratably in three equal tranches over fiscal years ended June 30, 2018, 2019 and 2020.

                The following table sets forth certain information regarding vested stock awards during fiscal year 2017 for NEOs.

Option Exercises and Stock Vested in 2017

	Option Awards		Stock Awards

	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

M. Farooq Kathwari	—	—	—	—

Corey Whitely	28,000	470,230	—	—

Daniel M. Grow	—	—	—	—

Tracy Paccione	—	—	—	—

Clifford Thorn	—	—	—	—

                The NEOs are eligible to participate in the same retirement benefit program we offer to all employees at the corporate level. Our current program is a 401(k) plan with a Company-provided match and profit sharing contribution. In addition, Mr. Kathwari is entitled to retirement benefits under an agreement dated September 26, 1983. Pursuant to the terms of the agreement, the Company is required to make monthly retirement payments of a maximum of $1,875 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of (i) 120 monthly payments or (ii) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

2017 Nonqualified Deferred Compensation

                The Company maintains three nonqualified deferred compensation plans for Mr. Kathwari. (1) The dividend book account holds dividends and accrued interest payable from a restricted stock book account established pursuant to his previous employment agreements. As of each dividend record date for the Common Stock occurring on or after the date of any grant made pursuant to his previous employment agreements, of shares of restricted stock, but prior to the date such shares became vested or forfeited, an account established by the Company for the benefit of Mr. Kathwari was credited with an amount equal to the dividends which would have otherwise been paid with respect to the shares. Amounts credited to the account are credited with interest at the rate of 5% per year until distribution. Mr. Kathwari is fully vested in all amounts credited to the account, which will be distributed to him in cash as soon as practicable after the termination of his employment. (2) The Stock Unit account holds 126,000 stock units issued in connection with Mr. Kathwari's 1997 employment agreement and for which payment has been deferred until termination of employment. Dividends are paid in cash to Mr. Kathwari on these stock units. (3) The retirement contract account entitles Mr. Kathwari to benefits under an agreement dated September 26, 1983 pursuant to which, the Company is required to make monthly retirement payments of a maximum of $1,875 per month, commencing on the month in which his employment with the Company terminates, and shall be paid until the earlier to occur of (i) 120 monthly payments or (ii) the death of Mr. Kathwari. Such retirement payment is subject to cost of living adjustments. In the event Mr. Kathwari shall die before receiving all retirement payments Mr. Kathwari's widow shall be entitled to reduced retirement payments equal to one-half of the retirement payment amount until the earlier to occur of (a) her death or (b) the cumulative payment of 120 monthly payments to Mr. Kathwari and/or his widow.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(1),(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

M. Farooq Kathwari
Dividend book account	$—	$—	$29,070	$—	$562,643
Retirement Contract	—	—	4,756	—	182,476
Stock Units	—	—	90,720	(90,720)	4,069,800

(1)
Registrant contributions and aggregate earnings during fiscal 2017 of $4,756 are included in the executive compensation table. The dividend book account earned dividends on unvested restricted stock, and 5% interest. The retirement contract Aggregate Earnings is the change in value using a 2.6% discount rate. The Stock Unit account paid quarterly cash dividends on the stock units held in the account.
(2)
The aggregate amount previously reported as compensation to Mr. Kathwari in the Summary Compensation Table for all previous years was $1,520,245.
(3)
The deferred account balances are distributed in full upon separation of employment, except for retirement contract payments, which would be paid over 120 months.

The Ethan Allen Retirement Savings Plan

                The Company maintains the Ethan Allen Retirement Savings Plan, which is effective as of July 1, 1994 (the "Retirement Plan"). The Retirement Plan covers all employees, including the NEOs, who have completed at least three months of service.

                The 401(k) portion of the Retirement Plan allows participants to defer up to 100% of their compensation, subject to certain statutory limitations. In fiscal 2017, the Company made matching contributions with a maximum contribution of $1,300 per participant. Matching contributions were made dollar for dollar on the first $500 of a participant's before tax contribution and $0.50 on the next $1,600 of a participant's before tax contributions. Participant contributions and employer matching contributions are immediately and fully vested. The Retirement Plan also allows for a profit sharing contribution made by the Company to be distributed to participants. The Company made a $495,000 profit sharing contribution to the Retirement Plan in fiscal 2017.

                Investment options currently offered under the Retirement Plan include the Company's Common Stock. Participants direct the investment of their accounts under the Retirement Plan and may choose from some or all of the investment options designated by the Retirement Committee from time to time.

Change in Control

                As of the end of fiscal year 2017 we maintained a change in control provision with the Chief Executive Officer as set forth in the 2015 Employment Agreement. We also have change in control provisions with all our NEOs as set forth in restricted stock and stock option agreements. The specific rights of Mr. Kathwari if his employment is terminated by the Company within two years following certain changes in control are described under "2015 Employment Agreement" above. Other officers, as determined by the Compensation Committee, including the NEOs other than Mr. Kathwari, participate in the Change in Control Severance Plan.

                Potential payments under the plans and agreements are reflected in the table that follows under Potential Payments upon Termination or Change in Control. The treatment of benefits under each plan or agreement on termination or change in control is detailed in the footnotes to the table.

Potential Payments upon Termination or Change in Control

                The amount of compensation which would have been payable to the NEOs upon termination of employment, assuming a June 30, 2017 termination date, and for purposes of the last column, a change in control as of the same date, is listed in the following table. A termination of employment is a requirement for the acceleration of stock option grants and restricted stock awards upon a change in control. Under the 2015 Stock Incentive Plan the Compensation Committee, may, in its discretion, notwithstanding the grant or award agreement, upon termination without cause, fully vest any and all Ethan Allen common stock awarded pursuant to a restricted stock award or stock option grant, unless the award was granted to a "covered employee" (as defined in the applicable Treasury Regulations) and the award was designed to meet the exception for performance-based compensation under Section 162(m) of the Code. The chief financial officer, Mr. Whitely, is not included as a "covered employee" under the applicable Treasury Regulations. Mr. Kathwari's restricted stock awards are governed by his employment agreement and no assumption is made regarding Compensation Committee action fully vesting those awards. The amount shown assumes the Compensation Committee fully vested any and all time-based restricted stock awards and stock option grants and Mr. Whitely's performance-based restricted stock grants under the 2015 Stock Incentive Plan.

                If Mr. Kathwari's employment is terminated for any reason, including death, disability or change in control, the value of nonqualified deferred compensation plan accounts would be become immediately payable in accordance with the term of those agreements. See "Nonqualified Deferred Compensation" table for more information on those plans.

2017 Potential Payments upon Termination or Change in Control

	For Cause	Voluntary Termination/ Non-renewal/ Retirement	Without Cause/ Good Reason/ Termination	Death or Disability	Change in Control (10)

M. Farooq Kathwari
Salary continuation (1)	$ —	$ —	$ 2,300,100	$ 1,150,050	$ 2,300,100
Bonus (2)	—	2,000,000	2,000,000	2,000,000	2,000,000
Life & disability payments (3)	—	—	100,000	50,000	50,000
Stock options (4)	—	—	—	—	—
Performance unit awards (5)	—	3,336,235	—	3,336,235	2,286,485
Health and welfare payments (6)	—	31,210	31,210	—	31,210
Corey Whitely
Salary (7)	—	—	—	—	500,000
Bonus (8)	—	—	—	—	144,317
Stock options and stock units (9)	—	—	105,085	105,085	105,085
Daniel M. Grow
Salary (7)	—	—	—	—	350,000
Bonus (8)	—	—	—	—	72,793
Stock options and stock units (9)	—	—	47,520	47,520	47,520
Tracy Paccione
Salary (7)	—	—	—	—	340,000
Bonus (8)	—	—	—	—	81,550
Stock options and stock units (9)	—	—	55,665	55,665	55,665
Clifford Thorn
Salary (7)	—	—	—	—	275,000
Bonus (8)	—	—	—	—	66,183
Stock options and stock units (9)	—	—	43,445	43,445	43,445

(1)
Under the 2015 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari is entitled to salary continuation through June 30, 2019, or in the event of death or disability, through June 30, 2018. The amount disclosed is the total undiscounted amount of future payments.
(2)
Under the 2015 Employment Agreement, if his employment is terminated other than for cause, Mr. Kathwari would receive a prorated bonus entitlement from the beginning of the fiscal year through the termination date. Mr. Kathwari received no bonus payment for fiscal 2017. However, if Mr. Kathwari's employment is terminated by the Company without cause or by Mr. Kathwari for good reason (as defined in the 2015 Employment Agreement), Mr. Kathwari would be entitled to a lump sum payment, within 75 days following termination of employment, equal to the lesser of (i) the sum of his two (2) largest bonuses or (ii) $2.0 million.
(3)
Under the 2015 Employment Agreement, if his employment is terminated without cause, the Company would continue to pay life and disability insurance payments for two years post-termination, i.e., through June 30, 2019, or in the event of death, disability, or change in control, through June 30, 2018. The amount disclosed is the total undiscounted amount of future payments.
(4)
Equity awards that were fully vested by their terms as of June 30, 2017 are not included in the table above. For information on any outstanding stock option awards, including those that are fully vested and unexercised as of June 30, 2017, see the "Outstanding Equity Awards at Fiscal Year-End" table. At June 30, 2017, all of Mr. Kathwari's options were fully vested.
(5)
For information on any outstanding performance unit awards, see the "Outstanding Equity Awards at Fiscal Year-End" table. If terminated due to retirement, death or disability, 103,289 shares would remain outstanding and be subject to vesting and earning in accordance with the 2015 Employment Agreement. In the event of a change in control, 70,789 shares would vest immediately. The closing market price at June 30, 2017 was used to value the shares.
(6)
If Mr. Kathwari's employment is terminated other than for cause, Mr. Kathwari is entitled to health and welfare benefits for a period of 24 months following the termination of his employment. The Company's estimated cost for medical and dental insurance was used to value the benefit.
(7)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to 12 months' salary in the event of a change in control.
(8)
The Change in Control Severance Plan for officers of the Company other than Mr. Kathwari provides for a lump sum payment equivalent to the average of the last three fiscal years bonus in the event of a change in control.
(9)
Equity awards that were fully vested by their terms as of June 30, 2017 are not included in the table above. For information on any outstanding stock option and stock unit awards, including those that are fully vested and unexercised as of June 30, 2017, see the "Outstanding Equity Awards at Fiscal Year-End" table. Amounts reflect the excess of the exercise price of the option and the closing market price of $32.30 as of June 30, 2017, over the exercise price, which reflects the value that would have been recognized upon immediate vesting upon termination without cause or for good reason, death or disability, or due to a change in control.
(10)
Amounts reflect termination by Company without cause, or resignation by executive with good reason, in connection with a Change in Control.

                For purposes of better understanding the foregoing, certain terms are summarized below:

  •
  Generally, a "change in control" means (i) any liquidation or the sale of substantially all of the assets of the Company and Ethan Allen Global, Inc. taken as a whole, or (ii) any merger, or (iii) any person becoming a beneficial owner of more than 50% of the then-outstanding voting stock of the Company or Ethan Allen Global, Inc.; or (iv) the Company's incumbent directors cease to constitute at least a majority of the Board of directors of the Company, except in connection with the election or nomination of directors approved by a vote of at least a majority of the directors then comprising the incumbent board of directors of the Company.

  •
  Generally with respect to Mr. Kathwari, "Good Reason" means and shall be deemed to exist if, without Mr. Kathwari's consent: (a) he is assigned any duties or responsibilities materially inconsistent with his titles or positions; (b) his duties, responsibilities or effective authority is reduced; (c) he is not appointed to, or is removed from, his offices or positions (including as a director and Chairman of the Board of Directors and of Ethan Allen Global, Inc.; (d) the Company breaches any material term or provision of the 2015 Employment Agreement or fails to have the agreement assumed by a successor; (e) his compensation is decreased; (f) his office location is changed more than 50 miles from its location in Danbury, Connecticut; (g) the Company attempts to terminate his employment for cause when cause does not exist; or (h) a change in control occurs (under certain conditions).

  •
  Generally, "cause" means (a) the conviction of a felony or (b) gross neglect or gross misconduct resulting, in either case, in material economic harm to the Company, a subsidiary and/or affiliate in carrying out his duties that remains uncured.

Equity Compensation Plan Information

                The following table sets forth certain information regarding our equity compensation plans as of June 30, 2017

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrant and rights	Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders (1)	1,144,350	$17.90	1,263,530

Equity compensation plans not approved by security holders (2)	-	-	-

Total	1,144,350	$17.90	1,263,530

(1)
Amount includes stock options outstanding under our Option Plan as well as unvested shares of restricted stock and vested stock units which have been provided for under the provisions of the Option Plan. See Note 10 to our Consolidated Financial Statements included under Item 8 of the Annual Report on Form 10-K for the year ended June 30, 2017 for a discussion of share-based compensation.
(2)
As of June 30, 2017, we did not maintain any equity compensation plans that have not been approved by our stockholders.

Compensation and Risk

                Our Compensation Committee regularly conducts risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Based on these reviews, we believe that for the substantial majority of our employees the incentive for risk taking is low, because their compensation consists largely of fixed cash salary and a cash bonus that has a capped payout. Furthermore, the majority of these employees do not have the authority to take action on our behalf that could expose us to significant business risks.

                In 2017, the Compensation Committee reviewed the cash and equity incentive programs for senior executives and concluded that certain aspects of the programs reduce the likelihood of excessive risk taking. These aspects include the use of long-term equity awards to create incentives for senior executives to work for long-term growth of the Company, including limited claw-back provisions limiting the incentive to take excessive risk for short-term gains, imposing caps on cash bonuses, requiring compliance with our Code of Business Conduct and Ethics and giving the Compensation Committee the power to reduce discretionary bonuses.

                For these reasons, we do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                The Audit Committee selects and hires our independent registered public accounting firm and has appointed KPMG as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018. In executing its responsibilities, the Audit Committee engages in an annual evaluation of KPMG's qualifications, performance and independence, and considers whether continued retention of KPMG as the Company's independent registered public accounting firm is in the best interest of the Company. The Audit Committee is also involved in the selection of KPMG's lead engagement partner.

                While KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2017 and has been retained as the Company's independent registered public accounting firm continuously since 1989, in accordance with SEC rules and KPMG policies, the firm's lead engagement partner rotates every five years. In assessing independence, the Audit Committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of KPMG's qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of KPMG to serve as the Company's independent registered public accounting firm for the year ending June 30, 2018 is in the best interests of the Company and its stockholders. Representatives of KPMG will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions. We are asking you to ratify the Audit Committee's appointment of KPMG as our independent registered public accounting firm.

                Although ratification is not required by our By-Laws, the Board of Directors is submitting the appointment of KPMG to you for ratification as a matter of good corporate practice, upon the recommendation of the Audit Committee. If the Audit Committee's appointment is not ratified, it will reconsider the appointment, if appropriate. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

                Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of KPMG as our independent registered public accounting firm for the year ending June 30, 2018. The affirmative vote of the holders of the majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to ratify the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

The Board Of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2018.

AUDIT COMMITTEE REPORT

                The Audit Committee assists the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company's financial statements. However, management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Company's independent registered public accounting firm, KPMG, has the primary responsibility to independently audit the Company's financial statements and its internal controls in accordance with the auditing standards of the Public Company Accounting Oversight Board. The duties of the Audit Committee include, but are not limited to:

  •
  appointing and reviewing the performance of the Company's independent registered public accounting firm;

  •
  assessing the scope and structure of the Company's internal audit function;

  •
  reviewing the scope of audits to be conducted, as well as the results thereof;

  •
  pre-approving audit and permitted non-audit services provided to the Company by the independent registered public accounting firm; and

  •
  reviewing with management and the registered public accountants the Company's quarterly financial filings prior to the filing of its Quarterly Reports on Form 10-Q and the Company's Annual Report on Form 10-K.

                In accordance with SEC regulations, the Audit Committee has approved an Audit Committee Charter describing the responsibilities of the Audit Committee. The Board of Directors has concluded that each member of the Audit Committee is independent within the meaning of the listing standards of the NYSE and the SEC, including the additional independence requirements applicable to audit committee members. See "Corporate Governance". The Board of Directors has determined that all Audit Committee members, as required by SEC regulations and NYSE rules, are financially literate with accounting or related finance management expertise, as interpreted by the Board of Directors. The Board of Directors has determined that three members of the Audit Committee are an "audit committee financial expert" as defined under Item 407(d)(5)(ii) of SEC Regulation S-K and independent as contemplated by Rule 10A-3 of the Exchange Act.

                In fulfilling its oversight responsibilities, the Audit Committee reviewed, with management and KPMG, the audited financial statements contained within the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures contained in those financial statements. In addition, in compliance with the Sarbanes-Oxley Act of 2002, the Audit Committee reviewed with management and KPMG, the Company's independent registered public accounting firm, the results of management's assessment of the effectiveness of the Company's system of internal control over financial reporting as of June 30, 2017 and KPMG's audit of internal control over financial reporting as of June 30, 2017.

                The Audit Committee reviewed with KPMG, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment(s) as to the quality, not just the acceptability, of the Company's accounting principles. The Audit Committee also reviewed such other matters as are required to be discussed under applicable auditing standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB"). The Audit Committee has received and reviewed with KPMG the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG their independence from management and the Company, and considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG's independence.

                The Company also has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives updates of internal audit results throughout the year. The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

                The Audit Committee discussed with the Company's internal auditors and KPMG the overall scope and plans for their respective audits. The Audit Committee met independently with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal control and the overall quality of the Company's financial reporting practices, which included, but were not limited to, the review of the quarterly Form 10-Q filings and annual Form 10-K filing.

                In reliance on the reviews and discussions referred to above, the Audit Committee approved the audited financial statements for the year ended June 30, 2017 be included in the Company's Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected KPMG LLP as our independent registered public accounting firm and has asked the stockholders to ratify the selection.

DOMENICK J. ESPOSITO, CHAIR JAMES B. CARLSON MARY GARRETT JAMES W. SCHMOTTER

                The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

Audit Fees

                The following table represents a summary of professional fees paid to KPMG for services rendered in connection with: (i) the audit for the Company's annual financial statements for the fiscal years ended June 30, 2017 and 2016 and (ii) other matters.

	2017	2016

Audit fees (1)	1,420,568	1,350,000

Audit-related fees (2)	—	9,500

Tax fees (3)	163,212	12,884

All other fees (4)	—	—

Total fees	1,583,780	1,372,384

(1)
In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees that the Company paid to KPMG for the audit of the Company's annual financial statements included in the Form 10-K and review of the Company's interim financial statements included in the Forms 10-Q; for the attestation of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of SOX; and for services that are normally provided by the auditors in connection with statutory and regulatory filings or engagements.
(2)
"Audit-related fees" includes fees for services related to the performance of the annual audit of the Retirement Plan and for services related to other filings with the SEC.
(3)
"Tax fees" consist of fees incurred in connection with tax compliance, tax advice and tax planning services.
(4)
"All other fees" represents fees for products and services rendered other than the services included in notes (1)-(3) above.

                The Audit Committee has determined that the provision of tax and other services by the independent registered public accounting firm is compatible with maintaining their independence.

Audit and Non-Audit Engagement Pre-Approval Policy

                To help assure the independence of the Company's independent registered public accounting firm, the Audit Committee has established a policy whereby all audit and non-audit engagements proposed to be performed by the independent registered public accounting firm must be approved in advance by the Chair of the Audit Committee or, in the Chair's discretion or in the case that any such engagement is more than $10,000, the entire Audit Committee. All of the service provided to us by KPMG for which we paid Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy.

OTHER MATTERS

Proxy Solicitation Expense

                The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mail, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Georgeson LLC ("Georgeson") located at 1290 Avenue of the Americas, New York, New York 10104, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $7,000 plus out-of-pocket expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on at the Annual Meeting.

Stockholder Proposals for 2018 Annual Meeting of Stockholders

                Stockholder proposals intended to be included in our proxy statement and voted on at our 2018 Annual Meeting of Stockholders must be received at our corporate headquarters at PO BOX 1966, Danbury, CT 06813-1966, Attention: Corporate Secretary, on or before June 4, 2018. Applicable SEC rules and regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the 2018 notice of Annual Meeting of Stockholders and the 2018 proxy statement.

                Pursuant to our by-laws and applicable SEC rules and regulations, in order for any business not included in the proxy statement for the 2018 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting, the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Company not earlier than July 18, 2018 (120 days prior to November 15, 2018, the one year anniversary of the Annual Meeting), nor later than August 17, 2018 (90 days prior to November 15, 2018); provided, however that in the event that less than one hundred (100) days' notice or prior Public Announcement of the date of the annual meeting is given or made to stockholders, the Notice must be received by the Company's Secretary by not later than the close of business on the tenth (10th) day following the day on which such notice of the date the annual meeting was mailed. The notice must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder's ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC's proxy rules and referred to in the paragraph above. A copy of our by-laws is available upon request to: Ethan Allen Interiors Inc., PO BOX 1966, Danbury, CT 06813, Attention: Corporate Secretary. The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

Availability of Annual Report

                The 2017 Annual Report is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2017 Annual Report are available at our website at ethanallen.com/investors. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. Upon written request by any stockholder to Office of the Corporate Secretary, Ethan Allen Interiors Inc., PO BOX 1966, Danbury, Connecticut 06813-1966, we will furnish, without charge, a copy of the 2017 Annual Report, including the financial statements and the related footnotes. The Company's copying costs will be charged if exhibits to the 2017 Annual Report on Form 10-K are requested. You can also obtain copies of our Form 10-K and any other reports we file with the SEC through the SEC's website at www.sec.gov or on our website at www.ethanallen.com/investors.

Other Business

                As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

Eric D. Koster Corporate Secretary October 2, 2017

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 14, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ETHAN ALLEN INTERIORS INC. 25 LAKE AVENUE EXT. DANBURY, CT 06811-5286 ATTN: ERIC D. KOSTER ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 14, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E33410-P97478 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ETHAN ALLEN INTERIORS INC. The Board of Directors recommends you vote FOR each listed nominee: 1. To elect seven director nominees identified in the proxy statement to serve until the 2018 Annual Meeting of Stockholders; Election of Directors The Board of Directors recommends you vote FOR the following proposal: Nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 2 Years ! 3 Years ! Abstain 1a. M. Farooq Kathwari 2. To approve, by a non-binding advisory vote, executive compensation of the Company's Named Executive Officers. The Board of Directors recommends you vote 1 Year 1b. James B. Carlson 1 year on the following proposal: ! ! For ! Against ! Abstain 3. To approve, by a non-binding advisory vote, the frequency of holding the advisory vote to approve Named Executive Officer compensation. 1c. John J. Dooner, Jr. 1d. Domenick J. Esposito The Board of Directors recommends you vote FOR the following proposal: ! ! ! 1e. Mary Garrett 4. Proposal to ratify KPMG LLP as our independent registered public accounting firm for the 2018 fiscal year. 1f. James W. Schmotter NOTE: To transact such other business as may properly come before the meeting. 1g. Tara I. Stacom For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. E33411-P97478 ETHAN ALLEN INTERIORS INC. Annual Meeting of Stockholders November 15, 2017, 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned stockholder of Ethan Allen Interiors Inc., a Delaware corporation (the "Company") hereby appoints Eric D. Koster and Corey Whitely as proxies for the undersigned, and each of them, with full power of substitution in each of them to attend the Annual Meeting of Stockholders to be held at the Ethan Allen Interiors Inc. International Corporate Headquarters at 25 Lake Avenue Ext., Danbury, CT 06811 on Wednesday, November 15, 2017, at 10:00 A.M., local time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE ELECTION OF EACH NOMINEE LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "1 YEAR" FOR PROPOSAL 3 AND "FOR" PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is corporation, please sign in full corporate name by a duly authorized officer. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side. Address Changes/Comments: